Exhibit 10.110

Loan No. 1010977

LOAN AGREEMENT

between

KBSIII 500 WEST MADISON, LLC,

as Borrower,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

THE FINANCIAL INSTITUTIONS

NOW OR HEREAFTER SIGNATORIES HERETO

AND THEIR ASSIGNEES PURSUANT TO SECTION 13.13,

as Lenders,

and

WELLS FARGO SECURITIES, LLC,

as Sole Lead Arranger and Sole Bookrunner

Entered into as of December 16, 2013

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6.1	ORGANIZATION; CORPORATE POWERS	32

6.2	AUTHORITY	33

6.3	OWNERSHIP OF BORROWER	33

6.4	NO CONFLICT	33

6.5	CONSENTS AND AUTHORIZATIONS	33

6.6	GOVERNMENTAL REGULATION	33

6.7	PRIOR FINANCIALS	33

6.8	FINANCIAL STATEMENTS; PROJECTIONS AND FORECASTS	34

6.9	PRIOR OPERATING STATEMENTS	34

6.10	OPERATING STATEMENTS AND PROJECTIONS	34

6.11	LITIGATION; ADVERSE EFFECTS	34

6.12	NO MATERIAL ADVERSE CHANGE	34

6.13	PAYMENT OF TAXES	34

6.14	MATERIAL ADVERSE AGREEMENTS	35

6.15	PERFORMANCE	35

6.16	FEDERAL RESERVE REGULATIONS	35

6.17	DISCLOSURE	35

6.18	REQUIREMENTS OF LAW; ERISA	35

6.19	ENVIRONMENTAL MATTERS	35

6.20	MAJOR AGREEMENTS; LEASES	36

6.21	SOLVENCY	36

6.22	TITLE TO PROPERTY; NO LIENS	37

6.23	USE OF PROCEEDS	37

6.24	PROPERTY MANAGEMENT AGREEMENTS	37

6.25	SINGLE PURPOSE ENTITY	37

6.26	ORGANIZATIONAL DOCUMENTS	37

ARTICLE 7	INTENTIONALLY OMITTED	37

ARTICLE 8	LOAN CONSTANT COMPLIANCE	37

8.1	LOAN CONSTANT COVERAGE	37

8.2	REPAYMENT IN LIEU OF CASH SWEEP	38

8.3	DISBURSEMENT OF FUNDS IN CASH FLOW COLLATERAL ACCOUNTS	38

8.4	RECONCILIATION OF SWEEPS OF FREE CASH FLOW	38

ARTICLE 9	OTHER COVENANTS OF BORROWER	38

9.1	EXPENSES	38

9.2	ERISA COMPLIANCE	38

9.3	LEASES; LEASE APPROVAL; LEASE TERMINATION	39

9.4	SNDAs	40

9.5	SUBDIVISION MAPS	40

9.6	OPINIONS OF LEGAL COUNSEL	41

9.7	FURTHER ASSURANCES	41

9.8	ASSIGNMENT	41

9.9	MANAGEMENT OF PROPERTY	41

9.10	REQUIREMENTS OF LAW	42

9.11	SPECIAL COVENANTS; SINGLE PURPOSE ENTITY	42

9.12	LIMITATIONS ON DISTRIBUTIONS, ETC	42

9.13	INCURRENCE OF ADDITIONAL INDEBTEDNESS	42

9.14	INTENTIONALLY OMITTED	42

9.15	ENVIRONMENTAL INSURANCE PROCEEDS	42

9.16	AMENDMENT OF CONSTITUENT DOCUMENTS	43

9.17	OWNERSHIP OF BORROWER	43

9.18	LIENS	43

9.19	TRANSFERS OF COLLATERAL	43

9.20	ADDITIONAL REIT COVENANTS	43

9.21	BELOW-MARKET LEASE CONFIRMATION REQUEST	43

ARTICLE 10	REPORTING COVENANTS	44

10.1	FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION (BORROWER)	44

10.2	FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION (KBS REIT)	47

10.3	ENVIRONMENTAL NOTICES	47

10.4	CONFIDENTIALITY	47

ARTICLE 11	DEFAULTS AND REMEDIES	48

11.1	DEFAULT	48

11.2	ACCELERATION UPON DEFAULT; REMEDIES	50

11.3	DISBURSEMENT TO THIRD PARTIES	50

11.4	REPAYMENT OF FUNDS ADVANCED	50

11.5	RIGHTS CUMULATIVE, NO WAIVER	51

11.6	ALLOCATION OF PROCEEDS	51

ARTICLE 12	THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS	51

12.1	APPOINTMENT AND AUTHORIZATION	51

12.2	WELLS FARGO AS LENDER	52

12.3	LOAN DISBURSEMENTS	53

12.4	DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS	54

12.5	PRO RATA TREATMENT	55

12.6	SHARING OF PAYMENTS, ETC	55

12.7	COLLATERAL MATTERS; PROTECTIVE ADVANCES	55

12.8	POST-FORECLOSURE PLANS	57

12.9	APPROVALS OF LENDERS	57

12.10	NOTICE OF DEFAULTS	58

12.11	ADMINISTRATIVE AGENT’S RELIANCE, ETC	58

12.12	INDEMNIFICATION OF ADMINISTRATIVE AGENT	58

12.13	LENDER CREDIT DECISION, ETC	59

12.14	SUCCESSOR ADMINISTRATIVE AGENT	60

12.15	TITLED AGENTS	60

12.16	NO SET-OFFS	60

ARTICLE 13	MISCELLANEOUS PROVISIONS	60

13.1	INDEMNITY	60

13.2	FORM OF DOCUMENTS	61

13.3	NO THIRD PARTIES BENEFITED	61

13.4	NOTICES	61

13.5	ATTORNEY-IN-FACT	62

13.6	ACTIONS	62

13.7	RIGHT OF CONTEST	62

13.8	RELATIONSHIP OF PARTIES	62

13.9	DELAY OUTSIDE LENDER’S CONTROL	62

13.10	ATTORNEY’S FEES AND EXPENSES	62

13.11	IMMEDIATELY AVAILABLE FUNDS	63

13.12	AMENDMENTS AND WAIVERS	63

13.13	SUCCESSORS AND ASSIGNS	64

13.14	ADDITIONAL COSTS; CAPITAL ADEQUACY	66

13.15	LENDER’S AGENTS	68

13.16	TAX SERVICE	68

13.17	WAIVER OF RIGHT TO TRIAL BY JURY	68

13.18	SEVERABILITY	68

13.19	TIME	69

13.20	HEADINGS	69

13.21	GOVERNING LAW	69

13.22	USA PATRIOT ACT NOTICE; COMPLIANCE	69

13.23	ELECTRONIC DOCUMENT DELIVERIES	69

13.24	INTEGRATION; INTERPRETATION	70

13.25	JOINT AND SEVERAL LIABILITY	70

13.26	COUNTERPARTS	70

13.27	LIMITATION ON PERSONAL LIABILITY OF SHAREHOLDERS, PARTNERS AND MEMBERS	70

v

TABLE OF CONTENTS

Page

EXHIBITS AND SCHEDULES

SCHEDULE 1.1 – PRO RATA SHARES

SCHEDULE 6.3 – OWNERSHIP OF BORROWER

SCHEDULE 6.11 – LITIGATION DISCLOSURE

SCHEDULE 6.24 – PROPERTY MANAGEMENT AGREEMENT

SCHEDULE 7.1 – ENVIRONMENTAL REPORT

EXHIBIT A – DESCRIPTION OF PROPERTY

EXHIBIT B – DOCUMENTS

EXHIBIT C – FORM OF SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT D – FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT E – FORM OF PROMISSORY NOTE

EXHIBIT F – INTENTIONALLY OMITTED

EXHIBIT G – TRANSFER AUTHORIZER DESIGNATION

EXHIBIT H – BORROWER’S CERTIFICATE

EXHIBIT I – LOAN CONSTANT CERTIFICATE

EXHIBIT J – US TAX COMPLIANCE CERTIFICATES

i

LOAN AGREEMENT

(Secured Loan)

THIS LOAN AGREEMENT (“Agreement”) dated as of December 16, 2013 by and among KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company (“Borrower”), each of the financial institutions initially a signatory hereto together with their assignees under Section 13.13 (“Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as contractual representative of the Lenders to the extent and in the manner provided in Article 12 (in such capacity, together with its successors and assigns, “Administrative Agent”).

R E C I T A L S

A.

Borrower owns or will own a 40-story office building containing approximately 1,455,688 rentable square feet located at 500 West Madison, Chicago, Illinois (the “Property”), which Property is more specifically described on Exhibit A hereto.

B.	Borrower desires to borrow from Lenders and Lenders agree to loan to Borrower, an amount equal to $255,000,000.00 (the “Loan”), subject to the terms and conditions contained herein.

C.	The Loan will be secured by a first lien on the Property in favor of Administrative Agent, for the benefit of Lenders.

NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

ARTICLE 1

DEFINITIONS

1.1

DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Accommodation Obligations” – as applied to any Person, means (a) any Indebtedness of another Person in respect of which that Person is liable, including, without limitation, any such Indebtedness directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable including in respect of any partnership in which that Person is a general partner; and (b) any Contractual Obligations (contingent or otherwise) of such Person arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

“Accountants” – means any “big four” accounting firm or another firm of certified public accountants of national standing, if any, selected by Borrower and acceptable to Administrative Agent.

“ADA” – means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., as now or hereafter amended or modified.

“Administrative Agent” – means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 12.14.

“Affiliates” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition,

“control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of all interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting interests or by contract or otherwise, or (b) the ownership of a general partnership interest or a limited partnership interest (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests or other ownership interests of such Person. In no event shall Administrative Agent or any Lender be an Affiliate of Borrower.

“Aggregate Commitment” means, the sum of each Lender’s Commitment Amount, initially totaling $255,000,000, and subject to reduction in accordance with the terms of this Agreement.

“Agreement” – shall have the meaning given to such term in the preamble hereto.

“Allocated Share” – means at any time and from time to time, an amount expressed as a percentage that is calculated by dividing the cost basis of the Property by the cost basis of all real property owned directly or indirectly by KBS REIT or the KBS Limited Partnership III.

“Amortization Payment Amount” – means an amount necessary to fully amortize the Aggregate Commitment over a period of three hundred (300) months, at an assumed interest rate equal to six percent (6.0%) per annum (“Amortization Calculation”). To calculate the monthly principal payment due, the sum of the principal payments due based on the Amortization Calculation for the twelve (12) months beginning with the payment due in January, 2019, and ending with the payment due in December, 2019, will be divided by twelve (12) to determine the level principal payment due for each such month (each such payment, an “Amortization Payment Amount”). The amount of the Aggregate Commitment at the time of the Initial Maturity Date will be used to calculate the twelve (12) Amortization Payment Amounts due during the twelve (12) month period immediately following the Initial Maturity Date, based on the Amortization Calculation.

“Appraisal” – means a written appraisal prepared by an independent MAI appraiser acceptable to Administrative Agent and subject to Administrative Agent’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time.

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Appraised Value” – means the fair market value of the Property on an “as-is” basis, as reflected in the then most recent Appraisal of the Property, as adjusted, if applicable, by Administrative Agent based upon its internal review of such Appraisal.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Approved Lease” – means (i) any Leases existing as of the date hereof, and (ii) any Lease modifications or new Leases entered into in accordance with Section 9.3; (including any Leases not requiring approval or deemed approved thereunder); provided, however, any Lease described in the foregoing subclauses (i) and (ii) shall cease to be an “Approved Lease”, for all relevant calculations under this Agreement and any other Loan Document or Other Related Document, if, as of the date of such calculation: (a) the tenant thereunder becomes insolvent or seeks relief under the Bankruptcy Code or any other debtor relief laws, (b) a material default has occurred under such Lease (after expiration of any applicable notice or cure period provided therein), or (c) such Lease has been terminated or the tenant has provided notice of an intent to terminate.

“Assignment and Assumption Agreement” – means an Assignment and Assumption Agreement among a Lender, an Assignee and Administrative Agent, substantially in the form of Exhibit D.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Borrower” – shall have the meaning given to such term in the preamble hereto.

“Borrower’s Certificate” – shall have the meaning given to such term in Section 10.1(c).

“Business Day” means: (a) for all purposes other than as set forth in clause (b) below, any day, except a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close; and (b) with respect to the determination of any LIBO Rate, any day that is a day for trading by and between banks in Dollar deposits in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Calculated Interest Rate” is the rate of interest equal to the sum of: (a) the Spread, plus (b) the LIBO Rate.

“Capital Leases”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a lease on the balance sheet of that Person.

“Cash Flow Gross Operating Income” – shall mean the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property) discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property, including, without limitation, from parking operations. Cash Flow Gross Operating Income shall be computed on a cash basis and shall include all amounts actually received in the relevant period whether or not such amounts are attributable to a charge arising in such period.

“Cash Flow Sweep” – shall have the meaning given to such term in Section 8.1.

“Cash Flow Sweep Commencement Date” – shall have the meaning given to such term in Section 8.1.

“Collateral” – means the Property and any personal property or other collateral with respect to which a Lien or security interest was granted to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents.

“Commitment” – means, as to each Lender, such Lender’s obligation to make disbursements pursuant to Section 3.3 and Section 12.3, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 13.13.

“Concessions” shall mean all free rent periods and abatements or expenses paid or foregone by Borrower directly to or on behalf of any tenant for the purpose of inducing such tenant to enter into a lease, including, without limitation, moving expenses, and/or assumptions or buyouts of the tenant’s obligations under other leases. Concessions shall also include any above-market tenant improvement allowances and costs (the term “above-market” shall be understood to mean amounts in excess of those assumed as the current market amounts for comparable space in the same real estate sub-market as determined by Borrower in a manner acceptable to Administrative Agent). All Concessions shall be amortized over the full lease term with annual amortization only to be deducted for the purpose of determining Net Operating Income. (Example: Concessions in the form of above-market “tenant improvements” for a five year lease total $100,000; the annualized deduction in determining Net Operating Income shall be $20,000.)

“Contaminant” means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste, or breakdown or decomposition product thereof), any constituent of any such substance or waste, including, but not limited to, polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Hazardous Materials Laws, along with all Hazardous Materials.

“Contractual Obligation” means, as applied to any Person, any provision of any securities issued by that Person or any indenture, mortgage, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

“Debit Account” means Wells Fargo, account number 4943081976 in the name of Borrower.

“Debt Service Coverage Ratio” – means the ratio of (a) Net Operating Income for the Property (for the calendar quarter ended immediately prior to the date of determination), to (b) an annual interest payment calculated by multiplying (i) an interest rate per annum equal to the greatest of (A) an interest rate equal to the Calculated Interest Rate as of the date which is thirty (30) days prior to the Initial Maturity Date (B) (1) the prevailing rate on United States Treasury bonds with a maturity of ten (10) years on the date which is thirty (30) days prior to the Initial Maturity Date plus (2) the Spread, and (C) eight percent (8.00%), times (ii) the outstanding principal amount of the Loan as of the Initial Maturity Date.

“Default” – shall have the meaning given to such term in Section 11.1.

“Default Rate” – is a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate in effect from time to time.

“Defaulting Lender” – means any Lender which (i) fails or refuses to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Administrative Agent, (ii) notifies Borrower, Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or makes a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (iii) fails, within three (3) Business Days after request by Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund disbursements of the Loan, or (iv) (A) becomes or is insolvent or has a parent company that has become or is insolvent or (B) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Distributions”, with respect to Borrower, means any distribution of money to any equity owner or Affiliate of Borrower, whether in the form of earnings, income or other proceeds, repayment of any principal or interest on any loan or other advance made to Borrower by any such equity owner or Affiliate, or any loan or advance by Borrower of any funds to any such equity owner or Affiliate.

“Dollars” and “$” – means the lawful money of the United States of America.

“Effective Date” – means the date on which Lenders make the initial disbursement of Loan proceeds hereunder.

“Effective Gross Income” means the sum of (a) total monthly base rent payable, as of the applicable date of determination and at the Net Effective Rental Rate, by tenants under Approved Leases multiplied by twelve (12), excluding security or other deposits, late fees, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items of a non-recurring nature; plus (b) monthly expense reimbursements payable by such tenants multiplied by twelve (12).

“Effective Rate” – means the rate of interest calculated in accordance with Section 2.7(e), which shall be effective from and after the Effective Date.

“Eligible Assignee” –means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) Administrative Agent and (ii) unless a Default or Potential Default exists, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates.

“Environmental Laws” – shall have the meaning given to such term in Section 6.19.

“ERISA” – means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“Excluded Taxes” – means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan or such Lender’s Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or such Lender’s Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.8, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its

Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.8(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” – shall have the meaning given to such term in Section 2.8(e).

“Extended Maturity Date” – shall mean December 16, 2019.

“Extension Option” – shall have the meaning given to such term in Section 2.6.

“FATCA” - means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” – means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal Funds brokers of recognized standing selected by Administrative Agent.

“Fee Letter” – shall have the meaning given to such term in Section 2.2.

“Fees” – means the fees and commissions provided for or referred to in Section 2.2 and any other fees payable by Borrower hereunder, under any other Loan Document or under the Fee Letter.

“First Non-Revolver Tranche” – shall have the meaning given to such term in Section 2.12.

“Foreign Lender” – means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“Free Cash Flow” means, for a particular period, Cash Flow Gross Operating Income for such period minus (a) debt service on the Loan for such period, (b) any Permitted Operating Expenses actually incurred for such period, (c) the REIT Operating Expenses for such period, (d) funds reserved for payment of accrued taxes and insurance for such period, and (e) any other expenses relating to the Property actually incurred for such period, provided such expenses are approved, in advance, by Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Date” – shall have the meaning given to such term in Section 3.6.

“GAAP” – means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” – means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Operating Income” – shall mean the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property) discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property, including, without limitation, from parking operations. Gross Operating Income shall be computed on a basis consistent with GAAP, as adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and the amortization of intangibles pursuant to FASB ASC 805.

“Guarantor” – means KBS REIT Properties III, LLC, a Delaware limited liability company, and any other person or entity who, or which, in any manner, is or becomes obligated to Lenders under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Hazardous Materials” – means any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations.

“Hazardous Materials Indemnity Agreement” – means the Hazardous Materials Indemnity Agreement executed by Borrower for the benefit of Administrative Agent and Lenders dated on or about the date hereof, as the same may be amended, modified or replaced from time to time.

“Hazardous Materials Laws” – means all laws, ordinances and regulations relating to Hazardous Materials, including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness”, as applied to any Person (and without duplication), means (a) the principal amount of all indebtedness of such Person for borrowed money, whether or not subordinated and whether with or without recourse beyond any collateral security, (b) the principal amount of all indebtedness of such Person evidenced by securities or other similar instruments, (c) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker’s acceptances issued for such Person’s account, (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all obligations in respect of both operating and Capital Leases of such Person, (f) all Accommodation Obligations of such Person, (g) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of, such Person (including, without limitation, the principal amount of any assessment or similar indebtedness encumbering any property (except for non-delinquent, accrued but unpaid real estate taxes as provided under Section 9.13)), (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of interest rate swap, collar, cap or similar agreements providing interest rate protection and foreign currency exchange agreements, (i) ERISA obligations currently due and payable, and (j) without duplication or limitation, all liabilities and other obligations included in the financial statements (or notes thereto) of such Person as prepared in accordance with GAAP.

“Indemnified Taxes” – means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Initial Maturity Date” means December 16, 2018.

“KBS REIT” – means KBS Real Estate Investment Trust III, Inc., a Maryland corporation.

“Lease” – means a tenant lease of all or any portion of the Property.

“Lender” – means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns. With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders”.

“Lending Office” – means, for each Lender, the office of such Lender specified in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify Administrative Agent in writing from time to time.

“Liabilities and Costs” – means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including, without limitation, reasonable attorneys’, experts’ and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

“LIBO Rate” – is the rate of interest per annum determined by Administrative Agent on the basis of the rate for United States dollar deposits for delivery on the first (1st) day of each LIBO Rate Period, for a period approximately equal to such LIBO Rate Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of the LIBO Rate Period (or if not so reported, then as determined by Administrative Agent from another recognized source or interbank quotation).

“LIBO Rate Period” – is a period commencing on the first (1st) Business Day of a calendar month and continuing to, but not including, the first (1st) Business Day of the next calendar month; provided, however, no LIBO Rate Period shall extend beyond the Maturity Date.

“LIBO Rate Portion” – is the principal balance of the Loan which is subject to a Calculated Interest Rate. In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the LIBO Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the LIBO Rate Period.

“LIBO Rate Price Adjustment” – has the meaning given to such term in Section 2.7(g).

“Lien” – means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

“Loan” – means the cumulative principal amount of up to Two Hundred Fifty-Five Million Dollars ($255,000,000).

“Loan Constant” – means a fraction, expressed as a percentage, determined by dividing the Net Operating Income of the Property by the outstanding principal amount of the Loan at the time of determination.

“Loan Constant Certificate” – shall have the meaning given to such term in Section 10.1(d).

“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan Party” – means Borrower and any other person or entity obligated under the Loan Documents or Other Related Documents.

“Loan-to-Value Percentage” – means the Aggregate Commitment as a percentage of the Appraised Value of the Property.

“Major Agreements” – means, at any time, (a) each cross-easement, restrictions or similar agreement encumbering or affecting the Property and any adjoining property, including, without limitation, the Metra Documents, and (b) each property management agreement and leasing agreement with respect to the Property entered into with any Person.

“Major Lease” means any Lease (or collection of Leases to one tenant) (a) which encumbers greater than forty thousand (40,000) square feet of the total net rentable area of the Property (as of the date of determination), or (b) under which the Net Effective Rental Rate is less than eighty-five percent (85%) of the amount assumed for such Lease in the then most recent Appraisal; provided, a Lease shall not be deemed a “Major Lease” if the Net Effective Rental Rate is less than eighty-five percent (85%) of the amount assumed for such Lease in the then most recent Appraisal so long as (i) such Lease encumbers less than fifteen thousand (15,000) square feet at the Property and (ii) on the date such Lease is executed, Borrower has neither (I) responded to a request made by Administrative Agent or any Lender pursuant to Section 9.21 confirming that more than one hundred thousand (100,000) square feet of the total net rentable area of the Property is leased pursuant to Leases under which the Net Effective Rental Rate is less than eighty-five percent (85%) of the amount assumed for such Leases in the then most recent Appraisal (which calculation shall include the Lease then being executed and all other Leases entered into by Borrower without Administrative Agent’s approval in reliance on this proviso, but, without limiting the foregoing, shall exclude (x) Leases encumbering the Property as of the Effective Date and (y) Leases previously approved or deemed approved by Administrative Agent (such Leases, collectively, the “Threshold Leases”)) or (II) failed to timely respond to any such request, which failure is continuing.

“Manager” means KBS Capital Advisors LLC.

“Management Agreement” means the Advisory Agreement, dated September 27, 2011, between Manager and KBS REIT.

“Material Adverse Effect” means (a) with respect to Borrower, a material adverse effect upon the condition (financial or otherwise), operations, performance, properties or prospects of Borrower that could reasonably be expected to impair, to a material extent, Borrower’s ability to perform its obligations under the Loan Documents; and (b) with respect to the Property, a material adverse effect upon the physical condition of the Property, or upon its operations, performance or prospects, that reduces the Appraised Value of the Property to an amount that is less than eighty percent (80%) of the Appraised Value of the Property as of the date hereof. The phrase “has a Material Adverse Effect” or “will result in a Material Adverse Effect” or words substantially similar thereto shall in all cases be intended to mean “has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect”, and the phrase “has no (or does not have a) Material Adverse Effect” or “will not result in a Material Adverse Effect” or words substantially similar thereto shall in all cases be intended to mean “does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect”.

“Maturity Date” – means the Initial Maturity Date or the Extended Maturity Date, as applicable.

“Maximum Loan-to-Value Percentage” – means sixty percent (60.0%).

“Metra Documents” – means collectively, (i) the General Corporate Warranty Deed, executed by Chicago and Northwestern Transportation Company (“CNW”), as grantor, to Anthony R. Licata, as grantee, dated March 31, 1982, (ii) the Declaration of Easements, Covenants, Conditions and Restrictions dated as of March 31, 1982 by and between CNW and Chicago Title and Trust Company as “Trustee”, and recorded September 7, 1984 as Document No. 27245590 in the Cook County Recorder’s Office (the “Recorder’s Office”), as modified by that certain Agreement and Declaration of Easements, Covenants, Conditions and Restrictions dated as of November 3, 1986, by and among CNW, Trustee and Northwestern Atrium Center Associates, and The Commuter Rail Division of the Regional Transportation Authority, The Northeast Illinois Regional Commuter Railroad Corporation (“Metra”) and recorded June 3, 1987 as Document No. 87299302 in the Recorder’s Office, as amended by that certain First Amendment to Agreement and Declaration of Easements, Covenants, Conditions and Restrictions dated May 1, 1997, by and between NACA Limited Partnership, and Metra, and recorded April 29, 1999 as Document No. 99414412 in the Recorder’s Office.

“Minimum Loan Constant” – means eight percent (8%).

“Mortgage” means the Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed by Borrower, as Mortgagor, to Administrative Agent, for the benefit of Lenders, as Mortgagee, as hereafter amended, supplemented, replaced or modified.

“Net Effective Rental Rate” means the actual recurring contractual base rental payment required to be paid by a tenant under a Lease, taking into account any adjustment regarding Concessions.

“Net Operating Income” shall mean, as of any date of determination (such date, the “Reference Date”), (a) Gross Operating Income for the immediately preceding calendar quarter (excluding, however, any Gross Operating Income received from tenants under Leases that are not Approved Leases as of the Reference Date) and (i) adjusted downwards by Administrative Agent in accordance with the definition of “Concessions” and (ii) adjusted upward to give credit for rents of tenants in possession but not paying rent due to a free rent period (provided, the amount credited in the foregoing subclause (ii) shall be the monthly rent, at the monthly Net Effective Rental Rate, that the applicable tenant is required to pay during the first month in which it is required to pay rent under its Lease) multiplied by four (4); minus (b) the actual reasonable Operating Expenses for the immediately preceding calendar quarter multiplied by four (4).

“Non-Pro Rata Advance” – shall mean a Protective Advance or a disbursement under the Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares in breach of their obligations under this Agreement.

“Non-Revolver Tranches” – means, together, the First Non-Revolver Tranche and the Second Non-Revolver Tranche.

“Note” or “Notes” – means each Secured Promissory Note, collectively in the original principal amount of the Loan, executed by Borrower and payable to the order of a Lender, together with such other replacement notes as may be issued from time to time pursuant to Section 13.13, as hereafter amended, supplemented, replaced or modified.

“Obligations” means, from time to time, all Indebtedness of Borrower owing to Lenders, to any Person entitled to indemnification pursuant to Section 13.1, or to any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys’ fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document. (Notwithstanding the foregoing definition of “Obligations”, Borrower’s obligations under any environmental indemnity agreement constituting a Loan Document, or any environmental representation, warranty, covenant, indemnity or similar provision in this Agreement or any other Loan Document, shall be secured by the Property only to the extent, if any, specifically provided in the Mortgage).

“Operating Expenses” – means all actual reasonable operating expenses of the Property, including, without limitation, those for maintenance, property management (subject to an imputed minimum equal to the greatest of (a) the management fees assumed in the most recent Appraisal of the Property, (b) the actual management fees (which shall include salaries and overhead shown on the property operating statement) during the applicable period, or (c) two percent (2.00%) of Effective Gross Income), repairs, annual taxes, bond assessments, ground lease payments (if any), insurance, utilities and other annual expenses (but not costs of tenant retrofit, lease commission, capital improvements or capital repairs) and non-capital reserves that are customary and standard for properties of the same type as the Property. Operating Expenses shall not include (i) any interest or principal payments on the Loan, (ii) any allowance for depreciation or amortization, or any other non-cash expenses, (iii) impairments of value on a book basis or (iv) any taxes payable by KBS REIT or KBS Limited Partnership III on portfolio income. Recurring expenses, which are not paid monthly, shall be accounted for monthly, without duplication, on an accrual basis. Upon Borrower’s request, Administrative Agent, in its discretion, may approve adjustments to Operating Expenses to account for seasonal or extraordinary expenses that, taking into account the average over the prior three (3) calendar years, could overstate Operating Expenses upon annualizing such expenses.

“Operating Statement” – shall have the meaning given to such term in Section 10.1.

“Other Connection Taxes” – means with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or Loan Document).

“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents, all of which do not constitute “Loan Documents”. The Other Related Documents include, without limitation, any Swap Agreement and documents evidencing any such Swap Agreement.

“Other Taxes” –means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” – shall have the meaning given to such term in Section 13.13.

“Permit” – means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Liens” – means:

(a)	Liens (other than environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due;

(b)	Any laws, ordinances or regulations affecting the Property;

(c)	Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due;

(d)	All matters shown on the Title Policy as exceptions to coverage thereunder;

(e)	Liens in favor of Administrative Agent, for the benefit of Lenders, under the Mortgage;

(f)	All existing Leases at the Property and any future Leases at the Property entered into in accordance with this Agreement; and

(g)	Liens in favor of Wells Fargo Bank, National Association, relating to any Swap Agreement, which liens shall be pari passu with the liens of all other Secured Obligations, as such term is defined in the Mortgage.

“Permitted Operating Expenses” – shall mean the following expenses to the extent that such expenses are reasonable in amount and customary for properties of the same type as the Property: (i) taxes and assessments imposed upon the Property to the extent that such taxes and assessments are required to be paid by Borrower and are actually paid or reserved for by Borrower; (ii) bond assessments; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake and terrorism coverage) and liability insurance carried in connection with the Property to the extent that such premiums are actually paid or reserved for by Borrower, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Property; and (iv) operating expenses and capital expenditures incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property in the ordinary course. Permitted Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation.

“Person” – means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association,

company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Potential Default” – means an event, circumstance or condition which, with the giving of notice or the lapse of time, or both, would constitute a Default.

“Price Adjustment Date” – shall have the meaning given to such term in Section 2.7(g).

“Principal Office” – means the office of Administrative Agent located at 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402 1916, or any other subsequent office that Administrative Agent shall have specified as the Principal Office by written notice to Borrower and Lenders.

“Proceedings” means, collectively, all actions, suits, arbitrations and proceedings, at law, in equity or otherwise, before, and investigations commenced or threatened by or before, any court or Governmental Authority with respect to a Person.

“Property”– shall have the meaning given to such term in Recital A.

“Pro Rata Share” – means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be calculated based upon each Lender’s outstanding Commitment (i.e., advanced to Borrower) in effect immediately prior to such termination or reduction.

“Protective Advance” – shall mean any advances made by Administrative Agent in accordance with the provisions of Section 12.7(e) to protect the Collateral securing the Loan.

“Recipient” – means (a) Administrative Agent and (b) any Lender, as applicable.

“Regulatory Change” - means, with respect to any Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Regulatory Costs” – are, collectively, future, supplemental, emergency or other increases in the Reserve Percentage or the FDIC assessment rates, or any other new or increased requirements or costs imposed by any domestic or foreign governmental authority to the extent that they are attributable to a Lender having entered into the Loan Documents or the performance of a Lender’s obligations thereunder, and which result in a reduction in such Lender’s rate of return from the Loan, such Lender’s rate of return on overall capital or any amount due and payable to such Lender under any Loan Document. Regulatory Costs shall not, however, include any requirements or costs that are incurred or suffered by a Lender as a direct result of such Lender’s willful misconduct or negligence.

“REIT Operating Expenses” means the Allocated Share of all actual costs, expenses and/or amounts incurred by, or payable or reimbursable by, KBS REIT or KBS Limited Partnership III for any of the following: (a) charges and fees charged by banks, audit fees, tax preparation fees, legal fees, transfer agent fees, accounting consulting fees related to emerging technical pronouncements, tax consulting fees relating to Real Estate Investment Trust issues, due diligence costs and fees arising from the state and local taxes, fees and expenses incurred in connection with annual corporate filings, and local, state and federal income taxes, and (b) professional fees related to corporate structuring and/or filings, consulting fees and filing fees arising from SEC reporting requirements including, without limitation, 10K filings, 10Q filings, and 8k filings, consulting fees and other fees and costs related to Sarbanes-Oxley 404, Dodd-Frank Wall Street Reform and Consumer Protection Act or any other similar compliance requirements.

“Release” means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

“Remedial Action” means any action required by applicable Hazardous Materials Laws to (a) clean up, remove, treat or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Requirements of Law” – means, as to any entity, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject, including without limitation, applicable securities laws and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

“Requisite Lenders” – means, as of any date, Lenders (which must include the Lender then acting as Administrative Agent) having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount outstanding under the Loan, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of the Loan of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Reserve Percentage” – is at any time the percentage announced within Administrative Agent as the reserve percentage for the Loan under Regulation D, or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“Second Non-Revolver Tranche” – shall have the meaning given to such term in Section 2.12.

“Secured Swap Obligations” – means all liabilities of Borrower under any Swap Agreement entered into with respect to the Loan with Wells Fargo (or an Affiliate of Wells Fargo). If the counterparty to a Swap Agreement is another Lender (or an Affiliate of Lender), the liabilities of Borrower thereunder shall not constitute “Secured Swap Obligations” hereunder unless and until such liabilities are approved by Administrative Agent certified as such in writing to Administrative Agent by Borrower and such counterparty.

“Single Purpose Entity” means a corporation or other limited liability organization which, at all times since its formation and thereafter, was and will be organized solely for the purpose of acquiring and developing its interest in the Property.

“SNDA” – means a Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement in the form of Exhibit D hereto, or in such other form as may be approved by Administrative Agent.

“Solvent” means, as to any Person at the time of determination, that such Person (a) owns property the value of which (both at fair valuation and at present fair salable value and taking into account (i) the value of such Person’s rights of reimbursement, contribution, subrogation and indemnity against any other Person, and (ii) the value of any property, owned by another Person, that secures any liabilities of the Person whose Solvency is being determined) is equal to or greater than the amount required to pay all of such Person’s liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transaction and all business and transactions in which it is about to engage.

“Spread” – means one and sixty-five hundredths percent (1.65%).

“Subdivision Map” – shall have the meaning given to such term in Section 9.5.

“Swap Agreement” – means a “swap agreement” as defined in Section 101 of the Bankruptcy Code, entered into by Borrower and a Lender (or with another financial institution which is reasonably acceptable to Administrative Agent), together with all modifications, extensions, renewals and replacements thereof.

“Taxes” –means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to, tax or penalties applicable thereto.

“Termination Payments” – means any sums received by Borrower in consideration of any termination (or release of discharge of any lessee), modification or amendment of any Lease.

“Termination Payment Account” – shall have the meaning given to such term in Section 9.3(d).

“Threshold Leases” – shall have the meaning given to such term in the definition of “Major Lease.”

“Title Policy” – means the ALTA Lender’s Policy of Title Insurance to be issued by First American Title Insurance Company (and coinsured by Commonwealth Land Title Insurance Company) with respect to the Property, together with any endorsements which Administrative Agent may require. Such policy shall, insure Administrative Agent, for the benefit of Lenders, in the aggregate principal amount of the Loan, of the validity and priority of the liens of the Mortgage on the Property, subject only to matters approved by Administrative Agent in writing.

“Transfer” – means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Wells Fargo” – shall have the meaning given to such term in the preamble hereto.

“Withholding Agent” – means (a) Borrower, (b) any other Loan Party and (c) Administrative Agent, as applicable.

1.2	SCHEDULES AND EXHIBITS INCORPORATED. Schedules 1.1, 6.3, 6.11, 6.24, and 7.1 and Exhibits A, B, C, D, E, F, G, H, I and J and all attached hereto, are hereby incorporated into this Agreement.

ARTICLE 2

LOAN

2.1	LOAN.

(a)

By and subject to the terms of this Agreement, Administrative Agent and Lenders have agreed to make a loan to Borrower in the aggregate principal sum of Two Hundred Fifty-Five Million Dollars ($255,000,000), which Loan shall be evidenced by the Notes. The Notes shall be secured, in part, by the Mortgage encumbering the Property. The Loan shall be used for purposes as are more specifically described herein.

(b)

In no event shall the outstanding principal balance of the Loan exceed the Aggregate Commitment. If at any time the outstanding principal amount of the Loan exceeds the Aggregate Commitment, Borrower shall immediately repay such portion of the Loan as is required to reduce the outstanding principal amount of the Loan to an amount not greater than the Aggregate Commitment.

2.2	FEES.

(a)

Loan Fees. Borrower shall pay to Administrative Agent, at Loan closing, a loan fee as set forth in a separate letter agreement between Borrower and Administrative Agent. Additionally, Borrower shall pay to Administrative Agent for Administrative Agent’s sole benefit certain other fees, each in the amount and at the times as set forth in a separate letter agreements between Borrower and Administrative Agent dated November 13, 2013 and the date hereof, respectively (together, the “Fee Letter”).

(b)

Unused Fee. Together with each monthly interest payment hereunder, Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, a fee in an amount equal to (i) the average daily undisbursed amount of the Second Non-Revolver Tranche (if any) during the immediately prior month, multiplied by (ii) the quotient of (A) one quarter of one percent (0.25%) divided by (B) twelve (12) (the “Unused Fee”). Such fee shall be deemed earned when paid and will be non-refundable. Under no circumstances shall any Unused Fee be payable in connection with, or apply to, the First Non-Revolver Tranche.

2.3

LOAN DOCUMENTS. Borrower shall execute and deliver to Administrative Agent (or cause to be executed and delivered) concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4

EFFECTIVE DATE. The date of the Loan Documents is for reference purposes only. The effective date of delivery and transfer to Administrative Agent of the security under the Loan Documents and of Borrower’s and Lenders’ obligations under the Loan Documents shall be the Effective Date.

2.5

MATURITY DATE. The outstanding balance of the Loan, together with all accrued and unpaid interest and other amounts accrued and unpaid under the Loan Documents, shall be payable in full on the Maturity Date.

2.6

EXTENSION OPTION.  Borrower shall have the right to extend the Maturity Date from the Initial Maturity Date to the Extended Maturity Date (the “Extension Option”), subject to Borrower’s satisfaction of the following conditions:

(a)

Borrower shall give Administrative Agent written notice of Borrower’s request for an extension of the Maturity Date not earlier than ninety (90) days, nor later than forty-five (45) days, prior to the Initial Maturity;

(b)

As of the date of such notice, and as of the Initial Maturity Date, there shall exist no Default or Potential Default (provided that Borrower shall have an opportunity to cure such Potential Default prior to the Initial Maturity Date to the extent of applicable cure periods under this Agreement or the applicable Loan Document);

(c)

At Administrative Agent’s request, Borrower shall have caused to be issued to Lenders, at Borrower’s sole cost and expense, appropriate endorsements to the Title Policy which confirm the existence and priority of the Liens securing the Obligations in connection with the requested extension;

(d)

There shall have been no change in the financial condition of Borrower, or in the condition of the Property from that which existed on the Effective Date, which change, as determined by Administrative Agent in its reasonable discretion, has a Material Adverse Effect;

(e)

The Loan-to-Value Percentage of the Property, based upon a new Appraisal commissioned by Administrative Agent at Borrower’s sole cost and expense and with a valuation date within sixty (60) days of the Initial Maturity Date, shall not exceed the Maximum Loan-to-Value Percentage;

(f)	The Net Operating Income from the Property shall be sufficient to yield a Debt Service Coverage Ratio of not less than 1.375:1.00 as of the Initial Maturity Date; and

(g)

Borrower shall have paid to Administrative Agent, for the ratable benefit of Lenders, an extension fee in an amount equal to fifteen hundredths of one percent (0.15%) of Aggregate Commitment as of the Initial Maturity Date.

Notwithstanding the foregoing, Borrower shall have the right (i) to repay principal outstanding under the Loan or (ii) to affirmatively elect to cancel any undisbursed portion of the Aggregate Commitment (excluding any portion of the First Non-Revolver Tranche, which Borrower does not have the right to cancel), or (iii) any combination thereof, in such amount as may be required to reduce the Aggregate Commitment, as applicable, pursuant to this Section 2.6, to an amount such that Borrower is in compliance with subsections (e) and (f) above. Any repayment of principal or cancellation of commitment pursuant to this Section 2.6 shall reduce the Aggregate Commitment dollar for dollar and any sums repaid may not be reborrowed. Except as modified by this Section 2.6, the terms and conditions of this Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

2.7	INTEREST ON THE LOAN.

(a)

Interest Payments. Interest accrued on the outstanding principal balance of the Loan shall be due on the first day, and payable, in the manner provided in Section 2.8, on the first Business Day, of each month commencing with the first month after the Effective Date.

(b)

Default Interest. Notwithstanding the rates of interest specified in Sections 2.7(e) below and the payment dates specified in Section 2.7(a), at Requisite Lenders’ discretion at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Default Rate. All other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Requisite Lenders, bear interest from and after demand at the Default Rate.

(c)

Late Fee.  Borrower acknowledges that late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails to pay interest due hereunder within fifteen (15) days after such payment is due, then Borrower shall at, Administrative Agent’s option, pay a late or collection charge equal to four percent (4%) of the amount of such unpaid interest payment to Administrative Agent (for the benefit of Lenders). Borrower and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Administrative Agent and Lenders will incur by reason of late payment. Borrower and Administrative Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Administrative Agent.

(d)

Computation of Interest.  Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of a disbursement under the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.7, interest in respect of the Loan shall not exceed the maximum rate permitted by applicable law.

(e)

Effective Rate.  Provided no Default exists under this Agreement or under any other Loan Document, the “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date of this Agreement, be one or more of the following:

(i)

Initial Disbursement; Subsequent Disbursements During Any Calendar Month.  For the initial disbursement of principal under this Agreement, and for any subsequent disbursements of principal during any calendar month, the Effective Rate on such principal amount shall be the Calculated Interest Rate on the date of disbursement as determined by Administrative Agent. Such Effective Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month. On the first (1st) Business Day of the next calendar month, any principal disbursed during the prior calendar month shall be added to (or become) the LIBO Rate Portion for purposes of calculation of the Effective Rate under subsection (ii) below.

(ii)

Reset of Effective Rate.  Commencing with the first (1st) Business Day of the first (1st) calendar month after the initial disbursement of principal under this Agreement, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding LIBO Rate Portion under the Loan (i.e., all outstanding principal on such first (1st) Business Day) shall be reset to the Calculated Interest Rate, as determined by Administrative Agent on each such first (1st) Business Day.

(iii)

Calculated Interest Rate, Reset Daily.  Notwithstanding subclause (ii) above, Borrower, by written notice to Administrative Agent not less than three (3) Business Days prior to the first (1st) Business Day of any LIBO Rate Period, may elect that the Effective Rate for a one-month period (i.e. until the day immediately preceding the first (1st) Business Day of the next calendar month), for all or any part of the outstanding principal balance of the LIBO Rate Portion, shall be the Calculated Interest Rate as determined by Administrative Agent, reset daily. Each such election shall apply only to a single one-month period. If Borrower makes this election for three (3) or more consecutive one-month periods, or if Borrower makes this election for more than a total of six (6) one-month periods during the term of the Note, THEN, the Effective Rate for each additional one-month period shall be one quarter of one percent (0.25%) plus the Calculated Interest Rate as determined by Administrative Agent, reset daily. Subject to the above limitations on use of this election, any outstanding principal for which an election for one-month was made, commencing on the first (1st) Business Day of the calendar month succeeding the month for which the election was made, shall have an Effective Rate of the Calculated Interest Rate determined by Lender on such first (1st) Business Day. Such Effective Rate shall apply to such principal through and including the day immediately preceding the first (1st) Business Day of the next LIBO Rate Period. On such first (1st) Business Day of the next LIBO Rate Period such principal shall be added to the LIBO Rate Portion subject to reset pursuant to this Section..

(iv)

Requests.  Any written request by Borrower to Administrative Agent shall be delivered to Lender at the Minnesota Loan Center, 608 2nd Avenue S., Minneapolis, MN 55402, Attn: Becky Wisell, with a copy to Wells Fargo Bank, Real Estate Group, Orange County, 2030 Main Street, Suite 800, Irvine, CA 92614, Attention: Cole Zehnder, or at such other place as may be designated in writing by Administrative Agent. Administrative Agent is authorized to rely upon the telephonic request and acceptance of Kim Westerbeck, Lori Lewis, Stacie Yamane, Dave Snyder, Andree Ngo, Todd Smith and Tanya Fisher, as Borrower’s duly authorized agents, or such additional authorized agents as Borrower shall designate in writing to Administrative Agent. Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Administrative Agent as Administrative Agent may from time to time designate.

(v)

Post-Maturity; Default Rate.  From and after the Maturity Date (as may be extended pursuant to the terms of this Agreement), or such earlier date on which a Default exists under the Loan Agreement or any of the other Loan Documents, THEN at the option of Requisite Lenders, all sums owing on the Note shall bear interest at a rate per annum equal to the Default Rate.

(f)

Taxes, Regulatory Costs and Reserve Percentages.  Within thirty (30) calendar days after Administrative Agent’s demand, Borrower shall pay to Administrative Agent, in addition to all other amounts which may be, or become, due and payable under the Loan Documents, any and all Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate. Further, at Administrative Agent’s option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Administrative Agent in its prudent banking judgment, from the date of imposition (or subsequent date selected by Administrative Agent) of any such Regulatory Costs. Administrative Agent shall give Borrower written notice of any Taxes and Regulatory Costs (setting forth in reasonable detail the basis of such determination) as soon as practicable after their occurrence, but in any event within ninety (90) days after Administrative Agent obtains actual knowledge thereof; provided that if Administrative Agent fails to give such notice within ninety (90) days after it obtains actual knowledge of such an event, such Lender shall be entitled to payment only for Taxes and Regulatory Costs incurred from and after the date ninety (90) days prior to the date that Administrative Agent does give such notice.

(g)	LIBO Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of a LIBO Rate Portion during a LIBO Rate Period shall result in Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a LIBO Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Administrative Agent, for the account of each Lender (in addition to all other sums then owing to Lenders) an amount (“LIBO Rate Price Adjustment”) equal to the then present value of (a) the amount of interest that would have accrued on the LIBO Rate Portion for the remainder of the LIBO Rate Period at the Calculated Interest Rate set on the first (1st) Business Day of the month in which such amount is prepaid or becomes due, less (b) the amount of interest that would accrue on the same LIBO Rate Portion for the same period if the Calculated Interest Rate were set on the Price Adjustment Date at the Calculated Interest Rate in effect on the Price Adjustment Date. The present value shall be calculated by Administrative Agent, for the benefit of the Lenders, by using as a discount rate the Calculated Interest Rate quoted on the Price Adjustment Date.

By initialing this provision where indicated below, Borrower confirms that Lenders’ agreement to make the Loan at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement:

Borrower Initials. /s/ initials

(h)

Purchase, Sale and Matching of Funds.      Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a Calculated Interest Rate as a basis for calculating an Effective Rate or LIBO Rate Price Adjustment; (b) a Calculated Interest Rate is used merely as a reference in determining an Effective Rate or a LIBO Rate Price Adjustment; and (c) Borrower has accepted a Calculated Interest Rate as a reasonable and fair basis for calculating an Effective Rate or a LIBO Rate Price Adjustment. Borrower further agrees to pay the LIBO Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.

2.8	PAYMENTS.

(a)

Manner and Time of Payment.  All principal, interest and fees payable hereunder shall be paid to Administrative Agent and shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds for the account of each Lender as applicable, not later than 11:00 A.M. (San Francisco time) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day. Borrower shall have no obligation to make any payments of amounts due hereunder directly to Lenders; all such amounts shall be payable to Administrative Agent.

(b)

Payments on Non-Business Days.  Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

(c)

Auto-Debit.  In order to assure timely payment to Administrative Agent, for the benefit of Lenders, of accrued interest, principal, fees and late charges due and owing under the Loan, Borrower hereby irrevocably authorizes Administrative Agent to directly debit the Debit Account for payment when due of all such amounts payable to Administrative Agent or any Lender. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Administrative Agent not less frequently than monthly. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Administrative Agent, for the benefit of Lenders, upon demand, in immediately available funds, all amounts and expenses due and owing, including without limitation any late fees incurred, to Administrative Agent or any Lender. Notwithstanding anything to the contrary, Administrative Agent hereby agrees that it shall not auto-debit the Debit Account for interest payments due under the Loan until the seventh (7th) day of each calendar month during the term of the Loan (notwithstanding the fact that interest is due and payable under the Loan on the first day of each month).

(d)	Voluntary Prepayment.

(i)

Subject to compliance with the provisions of Sections 2.7(g) and 2.8(e) below, Borrower may, upon not less than three (3) Business Days’ prior written notice to Administrative Agent not later than 11:00 A.M. (San Francisco time) on the date given, at any time and from time to time, prepay all or any portion of the Loan.

(ii)

Any notice of prepayment given to Administrative Agent under this Section 2.8(d) shall specify the date of prepayment and the principal amount of the prepayment. In the event of a prepayment of any LIBO Rate Portion, Borrower shall concurrently pay any LIBO Rate Price Adjustment payable in respect thereof. Except as otherwise provided in Section 2.12, any principal balance reduction shall reduce the Aggregate Commitment by a like amount, which reduction shall automatically reduce each Lender’s Commitment on a pro rata basis in accordance with Article 12 and any amounts repaid may not be reborrowed.

(e)

Exit Fee. Concurrently with Borrower’s prepayment of the Loan, in whole or in part, at any time prior to December 16, 2016 (the “Exit Fee Termination Date”), and whether or not the Loan is repaid by Borrower or otherwise satisfied (including in connection with a foreclosure or earlier acceleration of the Loan following a Default), in addition to any LIBO Rate Price Adjustment then due, Borrower shall pay to Administrative Agent for the benefit of Lenders, a non-refundable exit fee (“Exit Fee”) in an amount equal to the principal amount of the Loan prepaid multiplied by the applicable percentage set forth in the table below, with any such Exit Fee deemed fully earned when paid.

Date of Payment	Applicable Exit Fee Percentage
Prior to December 16, 2014	3.00%
On or after December 16, 2014 and prior to December 16, 2015	2.00%
On or after December 16, 2015 and prior to December 16, 2016	1.00%
On or after December 16, 2016	No Exit Fee

Notwithstanding the foregoing, no Exit Fee shall be due or payable in connection with a prepayment made pursuant to Section 2.12(a), Section 2.12(b) or Section 8.2 of this Agreement or Section 5.6(b) of the Mortgage.

(f)

Amortization. If Borrower extends the term of the Loan from the Initial Maturity Date to the Extended Maturity Date in accordance with Section 2.6, then unless the last Loan Constant Certificate delivered by Borrower prior to the Initial Maturity Date in accordance with Section 10.1(d) confirms that the Loan Constant as of the last day of such semi-annual period was greater than or equal to twelve percent (12%), Borrower shall, with each payment of interest required hereunder from and after the Initial Maturity Date, repay a portion of the outstanding principal amount of the Loan in an amount equal to the Amortization Payment Amount.

2.9

FULL REPAYMENT AND RECONVEYANCE.  Upon receipt of all sums owing and outstanding under the Loan Documents, and the full payment and performance of all Secured Obligations (as defined in the Security Instrument), Administrative Agent shall issue a full reconveyance of the Property from the lien of the Mortgage; provided, that Administrative Agent, for the benefit of Lenders, shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyances and any sums then due and payable under the Loan Documents. Lenders’ obligations to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release or reconveyance, and any commitment of Lenders to lend any undisbursed portion of the Loan shall be canceled. Any full or partial repayment shall be without prejudice to Borrower’s obligations under any Secured Swap Obligations, which shall remain in full force and effect subject to the terms of such Swap Agreement (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such repayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

2.10

LENDERS’ ACCOUNTING.  Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares of the Commitment of each of the Lenders, and principal amount of the Loan owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. Monthly, or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).

2.11	SWAP OBLIGATIONS.

(a)

Within thirty (30) days after the Effective Date, Borrower shall obtain, and maintain in effect, a Swap Agreement reasonably acceptable to Administrative Agent, which Swap Agreement shall (i) hedge a notional amount not less than $215,000,000 and (ii) have a term expiring no earlier than the fourth anniversary of the Effective Date. Once Administrative Agent has approved a Swap Agreement in accordance with the preceding sentence, such Swap Agreement shall be deemed acceptable to Administrative Agent and shall be deemed to satisfy the requirements of the preceding sentence so long as it remains in full force and effect. Notwithstanding the foregoing, if, following Borrower’s timely request, Wells Fargo is unable to provide a Swap Agreement which satisfies the requirements of this Section 2.11, then Borrower shall have no further obligation to enter into a Swap Agreement pursuant to the terms of this Section 2.11. Notwithstanding anything to the contrary herein, Administrative Agent hereby confirms that as of the date of this Agreement, Borrower has entered into a Swap Agreement which satisfies the conditions of this Section 2.11.

(b)

If Borrower elects to purchase a Swap Agreement from Wells Fargo, (i) Borrower shall satisfy all applicable eligibility requirements, (ii) Borrower shall, upon receipt from Administrative Agent, execute promptly all documents evidencing such transaction, and (iii) the Mortgage shall secure the Secured Swap Obligations on a pari passu basis. If Borrower purchases a Swap Agreement from a counterparty other than Wells Fargo, such counterparty shall be reasonably acceptable to Administrative Agent and such Swap Agreement shall not be secured by the Collateral in any manner whatsoever, and Borrower shall, at Administrative Agent’s request, confirm that Borrower has collaterally assigned all of Borrower’s right, title and interest to receive any and all payments under the Swap Agreement to Administrative Agent, for the benefit of Lenders, pursuant to a separate collateral assignment (in form and substance acceptable to Administrative

Agent), and shall deliver to Administrative Agent executed counterparts of such Swap Agreement (which shall, by its terms, authorize the assignment to Administrative Agent and require that, at Administrative Agent’s request, payments made to Borrower by the counterparty under such Swap Agreement be deposited directly into an account acceptable to Administrative Agent), executed by Borrower and the applicable counterparty.

(c)

Borrower hereby grants and assigns to Administrative Agent, for the benefit of Lenders, a security interest, to secure payment and performance of the Obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money to Borrower under any Swap Agreement.

2.12	REPAYMENT OF NON-REVOLVER TRANCHES.

(a)

By not later than December 16, 2015, Borrower shall have repaid, in the aggregate, not less than Twenty Million Dollars ($20,000,000) of the outstanding principal amount of the Loan (the “First Non-Revolver Tranche”); provided, Borrower’s failure to repay such amount shall not constitute a Default hereunder. No Exit Fee will be due or payable in connection with such repayment. If, however, Borrower fails to repay an amount equal to the First Non-Revolver Tranche as of December 16, 2015, then commencing on January 10, 2016, and continuing on the tenth (10th) day of each month thereafter until an aggregate amount equal to the First Non-Revolver Tranche has been repaid, Borrower shall deliver to Administrative Agent all Free Cash Flow from the Property for the immediately prior month. Such Free Cash Flow shall be applied in reduction of the outstanding principal amount of the Loan, but shall not reduce the Aggregate Commitment. Borrower shall have the right to re-borrow the First Non-Revolver Tranche a single time in accordance with Section 3.4 below.

(b)

Following Borrower’s repayment of an amount equal to the First Non-Revolver Tranche, Borrower shall have the right, but not the obligation, to voluntarily repay an additional amount up to Twenty Million Dollars ($20,000,000) of the outstanding principal amount of the Loan (the “Second Non-Revolver Tranche”). No Exit Fee will be due or payable in connection with any such repayments and such repayments shall not reduce the Aggregate Commitment. Borrower shall have the right to re-borrow the Second Non-Revolver Tranche a single time in accordance with Section 3.4 below.

(c)

Any repayment of all or a portion of the outstanding principal amount of the Loan after Borrower has repaid an aggregate amount of Forty Million Dollars ($40,000,000) shall reduce the Aggregate Commitment and, if applicable, shall be subject to payment of the Exit Fee.

ARTICLE 3

DISBURSEMENT

3.1

CONDITIONS PRECEDENT.      Administrative Agent’s and Lenders’ obligation to make any disbursements or take any other action under the Loan Documents shall be subject to satisfaction of each of the following conditions precedent:

(a)	There shall exist no Default or Potential Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents; and

(b)	Administrative Agent shall have received all Loan Documents, Other Related Document, other documents, instruments, policies, and forms of evidence or other materials requested by Administrative Agent or any Lender under the terms of this Agreement or any of the other Loan Documents; and

(c)	Administrative Agent shall have received, with respect to the Property:

(i)	To the extent available, operating statements for the previous two (2) years;

(ii)

A current rent roll, in form satisfactory to Administrative Agent, and certified by Borrower to be true and correct to the best of Borrower’s knowledge and, to the extent available, an uncertified two-year operating and occupancy history;

(iii)

A survey certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, including a certification that the Property is not located in a Special Flood Hazard Area as defined by the Federal Insurance Administration;

(iv)	A “Phase I” environmental assessment, not more than twelve (12) months old;

(v)	The Title Policy;

(vi)	Copies (true and correct, to the best of Borrower’s knowledge) of all Major Agreements and Leases affecting the Property; and

(vii)

Copies (true and correct, to the best of Borrower’s knowledge) of engineering, mechanical, structural or maintenance studies performed (if not previously performed, such studies as shall be required by Administrative Agent).

(d)

Administrative Agent shall have received estoppel certificates, in form and substance acceptable to Administrative Agent, from tenants at the Property occupying at least fifty percent (50%) of the aggregate net rentable area of the Property, and specifically including the following tenants: (i) Citicorp, (ii) United States Department of Education, (iii) Orbitz and (iv) McAndrews, Held & Malloy.

(e)	Administrative Agent shall have received from each Lender such Lender’s Pro Rata Share of such disbursement.

Administrative Agent hereby acknowledges that disbursement of proceeds of the Loan on the Effective Date shall be deemed Administrative Agent’s confirmation that the conditions in this Section 3.1, with the exception of the conditions in Sections 3.1(a), 3.1(b) (relating to Loan Documents and Other Related Documents only) and 3.1(c)(v), have been satisfied or waived by Administrative Agent.

3.2

APPRAISALS.  The Appraised Value of the Property shall be determined or redetermined, as applicable, under each of the following circumstances (but not more than once in any six (6) month period (provided such limitation shall not be applicable to clause (b) below)):

(a)	Administrative Agent will determine the Appraised Value of the Property on or before the Effective Date;

(b)

At Administrative Agent’s election, Administrative Agent will determine the Appraised Value of the Property in connection with, and prior to, the extension of the Maturity Date to the Extended Maturity Date;

(c)

At any time and from time to time, upon five (5) Business Days’ prior written notice to Borrower, Administrative Agent may redetermine the Appraised Value of the Property in any of the following circumstances:

(i)

if a major casualty, condemnation, contamination or violation of any Requirements of Law occurs, or is discovered to exist, with respect to the Property, or if Administrative Agent reasonably believes that a Material Adverse Effect may have occurred; or

(ii)	if necessary in order to comply with Requirements of Law applicable to Administrative Agent or any of the Lenders.

Administrative Agent shall notify Borrower of any change in Appraised Value of the Property. Except as otherwise provided, the costs of any Appraisal commissioned pursuant to this Section 3.2 shall be paid by Borrower.

Notwithstanding anything to the contrary contained in this Section 3.2, Administrative Agent may reappraise the Property at any time, without limitation, at its sole cost and expense.

3.3

INITIAL DISBURSEMENT.  Subject to satisfaction of the conditions set forth in Sections 3.1 and 12.3, proceeds of the Loan in an amount equal to $255,000,000 (the “Initial Disbursement”) shall be disbursed on the Effective Date to or for the account of Borrower, as directed by Borrower.

3.4

DISBURSEMENT OF NON-REVOLVER TRANCHES.  Subject to the provisions of Section 12.3, Administrative Agent shall disburse to or for the benefit of Borrower any then-undisbursed portion of the Non-Revolver Tranches, subject to the satisfaction of the conditions in Section 3.1 and the following additional conditions precedent, all as of the requested Funding Date:

(a)

Administrative Agent shall have received a written request for disbursement from one of the following individuals: Kim Westerbeck, Stacie Yamane, Dave Snyder, Ann Marie Watters, Andree Ngo, Maria Tran, Jane Markel, Todd Smith and Tanya Fisher. The request (i) shall be submitted in accordance with this Agreement, (ii) shall specify the sum that Borrower is requesting to be disbursed, which sum, when added to the outstanding principal balance of the Loan, shall not exceed the Aggregate Commitment, and (iii) shall specify the Non-Revolver Tranche from which funds are being requested;

(b)

All of the representations and warranties of Borrower contained in this Agreement or in any other Loan Document shall be true and correct in all material respects on and as of such date, as though made on and as of such date;

(c)	No Default or Potential Default shall have occurred which is continuing;

(d)	No Default or Potential Default would result from the making of such disbursement;

(e)	Administrative Agent shall have received any other document, requirement, evidence or information that Administrative Agent may reasonably request under any provision of the Loan Documents;

(f)	No Cash Flow Sweep shall exist as of the date of disbursement;

(g)	Any requested disbursement shall be in an amount of not less than $50,000;

(h)	With respect to requests for disbursement of all or a portion of the First Non-Revolver Tranche, the following additional conditions shall be satisfied:

(i)

Disbursements of the First Non-Revolver Tranche may be used only to pay, or to reimburse Borrower for, tenant improvement costs and leasing commissions for new Approved Leases or Approved Lease renewals (provided, in no event shall Administrative Agent be required to disburse any amount for tenant improvement costs in excess of $60 per square foot for new Approved Leases or $30 per square foot for Approved Lease renewals); and

(ii)

Borrower shall have delivered to Administrative Agent such evidence as Administrative Agent may reasonably request to evidence such tenant improvement costs and leasing expenses, including invoices and lien waivers.

In addition, Borrower shall not have the right to receive disbursement of any portion of the First Non-Revolver Tranche prior to the day immediately following the second (2nd) anniversary of the Effective Date; and

(i)

After giving effect to the requested disbursement, (A) the Loan Constant will not be less than the Minimum Loan Constant and (B) with respect to any requested disbursement on or after the Initial Maturity Date, the Debt Service Coverage Ratio will not be less than 1.375:1.00.

Notwithstanding anything to the contrary herein, Borrower may apply any disbursed portions of the Second Non-Revolver Tranche for any purpose that it elects, including for distribution to Borrower’s members and Borrower’s members’ members.

3.5	ADDITIONAL DISBURSEMENTS.

(a)

Disbursement of Funds in Termination Payment Account.  Provided a Default does not then exist hereunder, at Borrower’s request, Administrative Agent shall disburse funds from the Termination Payment Account to or for the benefit of Borrower for the purpose of, at Borrower’s election, (a) repaying amounts outstanding under the Loan, (subject to payment of any applicable Exit Fee and LIBO Rate Price Adjustment in accordance with Sections 2.7(g) and 2.8(e)), in which case any such amounts applied shall reduce the Aggregate Commitment by a like amount and may not be re-borrowed, or (b) reimbursing Borrower for (i) the actual costs incurred for tenant improvement costs and leasing commissions for new Leases or Lease renewals (provided, in no event shall Administrative Agent be required to disburse any amount for tenant improvement costs and/or leasing commissions in excess of the amounts allocated therefor in the most recent Appraisal of the Property). Administrative Agent’s obligation to disburse funds for re-leasing costs shall be conditioned on the execution by Borrower of an Approved Lease and delivery by Borrower to Administrative Agent of such information (including invoices and lien waivers) as Administrative Agent may reasonably request.

(b)

Disbursement of Funds in Swept Fund Disbursement Account.  Provided a Default does not then exist hereunder, at Borrower’s request, Administrative Agent shall disburse funds from the Swept Funds Disbursement Account to reimburse Borrower for (i) the actual costs incurred for tenant improvement costs and leasing commissions for new Leases or Lease renewals (provided, in no event shall Administrative Agent be required to disburse any amount for tenant improvement costs and/or leasing commissions in excess of the amounts allocated therefor in the most recent Appraisal of the Property) or (ii) pre-approved (by Administrative Agent) capital expenditures identified in the capital budget delivered by Borrower to Administrative Agent pursuant to Section 10.1(e). Administrative Agent’s obligation to disburse funds for re-leasing costs shall be conditioned on the execution by Borrower of an Approved Lease and delivery by Borrower to Administrative Agent of such information (including invoices and lien waivers) as Administrative Agent may reasonably request.

(c)

Disbursement Reconciliation. If funds are available in both the Termination Payment Account and the Swept Funds Disbursement Account for a particular purpose, then funds shall first be disbursed from the Termination Payment Account.

3.6

FUNDING DATE.  With respect to all advances or disbursements to be made by Lenders hereunder, provided the funding date requested by Borrower is not earlier than five (5) Business Days following Administrative Agent’s receipt of a request for funding, and, provided that the conditions precedent above have been satisfied as of such requested funding date. Administrative Agent shall use its good faith efforts to make the requested advance on the requested funding date (the “Funding Date”).

3.7

FUNDS DISBURSEMENT.  Borrower hereby authorizes Administrative Agent to disburse the proceeds of any Loan made by Lenders or any of their Affiliates and any other amounts to be disbursed hereunder in accordance with the terms of the Loan Documents and the terms of the Disbursement Instruction Agreement attached hereto as Exhibit G, as amended or replaced from time to time in accordance with the terms thereof.

3.8	TAXES.

(a)	FATCA. For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)

Payments Free of Taxes.  Any and all payments by or on account of any obligation of Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)

Payment of Other Taxes by Borrower.  The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)

Indemnification by Borrower.  The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)

Indemnification by the Lenders.  Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower or another Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.13 relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this subsection.

(f)

Evidence of Payments.  As soon as practicable after any payment of Taxes by Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, Borrower or such other Loan Party shall deliver to Administrative Agent the original or a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g)	Status of Lenders.

(i)

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

(A)          any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), two (2) executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(I)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)          executed originals of IRS Form W-8ECI;

(III)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i)

of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(h)

Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.8 (including by the payment of additional amounts pursuant to this Section 3.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)

Survival.  Each party’s obligations under this Section 3.8 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE 4

INTENTIONALLY OMITTED

ARTICLE 5

INSURANCE

Borrower shall maintain or cause to be maintained insurance covering the Property, at Borrower’s sole expense, with licensed insurers approved by Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent:

5.1	INTENTIONALLY OMITTED.

5.2

PROPERTY INSURANCE.  An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage, earthquake coverage (if (a) the Property has a “Scenario Expected Loss” of twenty percent (20%) or more, (b) Administrative Agent requests, in writing, that

Borrower obtain and maintain earthquake coverage and (c) such coverage is generally available at commercially reasonable rates), terrorism coverage, business income and such other coverages and endorsements as Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders, against damage to the Property in an amount not less than 100% of the full replacement cost of the Property. Administrative Agent shall be named on the policy as mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent). Notwithstanding the foregoing, Administrative Agent and Lenders have agreed to accept (on the Effective Date and for a period of thirty (30) days after the Effective Date) a policy of insurance with a policy limit of less than 100% of the full replacement cost of the Property in satisfaction of this Section 5.2; provided, however, unless Lenders agree to permanently waive the requirement to provide the insurance policy required by this Section 5.2 with a limit not less than 100% of the full replacement cost of the Property within thirty (30) days after the Effective Date, Borrower shall be required to increase the limit of the policy provided by Borrower to Administrative Agent on the Effective Date to an amount not less than 100% of the full replacement cost of the Property, which increase shall become effective not later than the thirty-first (31st) day following the Effective Date.

5.3	FLOOD HAZARD INSURANCE. A policy of flood insurance, as required by applicable governmental regulations or as deemed reasonably necessary by Administrative Agent.

5.4

LIABILITY INSURANCE.  A policy of commercial general liability insurance, on an occurrence basis, with limits as reasonably required by Administrative Agent, insuring against liability for injury and/or death to any person and/or damages to property occurring on the Property and/or in the improvements thereon from any cause whatsoever.

5.5	TERRORISM INSURANCE. A policy of terrorism insurance in an amount acceptable to Administrative Agent.

5.6	ENVIRONMENTAL INSURANCE. A policy of environmental insurance in an amount acceptable to Administrative Agent.

5.7

GENERAL.  Borrower shall provide to Administrative Agent certificates evidencing all required insurance policies, or other evidence of insurance acceptable to Administrative Agent. All insurance policies shall provide that the insurance shall not be cancelable or materially adversely changed without ten (10) days’ prior written notice to Administrative Agent. Administrative Agent, on behalf of Lenders, shall be named under a Lender’s Loss Payable Endorsement (form # 438BFU or equivalent) with respect to all insurance policies that Borrower actually maintains with respect to the Property or the improvements thereon. Borrower shall provide to Administrative Agent evidence of any other hazard insurance Administrative Agent may deem necessary at any time while all or any portion of Lenders’ commitment remains available or any portion of the Loan remains outstanding.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to make the Loan, Borrower hereby represents and warrants to Administrative Agent and each Lender as of the Effective Date and continuing thereafter as follows:

6.1

ORGANIZATION; CORPORATE POWERS.  Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except for those jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect, and (c) has all requisite power and authority, as the case may be, to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loan contemplated by the Loan Documents. Borrower’s chief executive office is located at its address for notice set forth below the words “Accounting Matters” below Borrower’s signature hereto.

6.2

AUTHORITY.    Borrower has the requisite power and authority to execute, deliver and perform each of the Loan Documents to which it is a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the equity owners of Borrower and no other proceedings or authorizations on the part of Borrower or its equity owners are necessary to consummate such transactions, except for such as have been obtained or effected and true and correct copies of which have been delivered to Administrative Agent. Each of the Loan Documents to which Borrower is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights generally.

6.3

OWNERSHIP OF BORROWER.     Schedule 6.3 sets forth the direct and indirect owners of Borrower (but not any owners, direct or indirect, of KBS REIT) and the owners’ respective ownership percentages therein, and there are no other ownership interests outstanding. Except as set forth or referred to in the organizational documents of Borrower, no ownership interest (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for any ownership interest) of any such Person is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any right, title or interest therein or thereto. All of the ownership interests in Borrower have been issued in compliance with all applicable Requirements of Law.

6.4

NO CONFLICT.     The execution, delivery and performance by Borrower of the Loan Documents, and each of the transactions contemplated thereby, do not and will not (a) conflict with or violate Borrower’s organizational documents, or (b) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Court Order binding upon Borrower or any of its equity owners, which circumstance would have a Material Adverse Effect, or (c) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or require termination of any Contractual Obligation of Borrower, which circumstance would have a Material Adverse Effect, or (d) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of Borrower (other than Liens in favor of Administrative Agent arising pursuant to the Loan Documents or Permitted Liens).

6.5

CONSENTS AND AUTHORIZATIONS.    Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow Borrower to lawfully execute, deliver and perform its obligations under the Loan Documents.

6.6

GOVERNMENTAL REGULATION.     Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other federal or state statute or regulation such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by the Loan Documents is materially impaired.

6.7

PRIOR FINANCIALS.     Any and all balance sheets and income statements of Borrower delivered to Administrative Agent prior to the date hereof were prepared in accordance with GAAP and fairly present the assets, liabilities and financial condition of Borrower or such constituent shareholders, partners or members, at such date and the results of its operations and its cash flows, for the period then ended. Notwithstanding the use of GAAP, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

6.8

FINANCIAL STATEMENTS; PROJECTIONS AND FORECASTS.    Each of the Financial Statements to be delivered to Administrative Agent by Borrower pursuant to Section 10.1(b) (a) has been, or will be, as applicable, prepared in accordance with the books and records of Borrower, and (b) either fairly present, or will fairly present, as applicable, the financial condition of Borrower, at the dates thereof (and, if applicable, subject to normal year-end adjustments) and the results of its operations and cash flows for the period then ended. Each of the projections delivered to Administrative Agent prior to the date hereof and the financial plans and projections to be delivered to Administrative Agent pursuant to Section 10.1 (x) has been, or will be, as applicable, prepared by Borrower in light of the past business and performance of Borrower and (y) represent, or will represent, as of the date thereof, the reasonable good faith estimates of Borrower’s financial personnel.

6.9

PRIOR OPERATING STATEMENTS.    Each of the operating statements pertaining to the Property delivered to Administrative Agent prior to the date hereof and prepared by or on behalf of a prior owner of the Property fairly presents, to the best of Borrower’s knowledge, the results of operations of the Property for the period covered thereby. Each of the operating statements pertaining to the Property delivered to Administrative Agent prior to the date hereof and prepared by or on behalf of Borrower, if any, was prepared in accordance with GAAP in effect on the date such operating statement of the Property was prepared and fairly presents the results of operations of the Property for the period then ended.

6.10

OPERATING STATEMENTS AND PROJECTIONS.    Each of the Operating Statements to be delivered to Administrative Agent pursuant to Section 10.1(a) (a) has been or will be, as applicable, prepared in accordance with the books and records of the Property, and (b) fairly presents or will fairly present, as applicable, the results of operations of the Property for the period then ended. Each of the projections, financial plans and budgets delivered to Administrative Agent prior to the date hereof (to the best of Borrower’s knowledge) and the projections and budgets to be delivered to Administrative Agent pursuant to Section 10.1(e) (x) has been, or will be, as applicable, prepared for the Property in light of the past business and performance of the Property and (y) represents or will represent, as of the date thereof, the reasonable good faith estimates of the financial personnel of Borrower.

6.11	LITIGATION; ADVERSE EFFECTS.

(a)

To the best of Borrower’s knowledge, there is no proceeding, pending or threatened, against Borrower or any property of Borrower (including the Property), which, if adversely determined, would result in a Material Adverse Effect, except as disclosed on Schedule 6.11.

(b)

Borrower is not (i) in violation of any applicable law, which violation has a Material Adverse Effect, or (ii) subject to or in default with respect to any court order which has a Material Adverse Effect.

6.12

NO MATERIAL ADVERSE CHANGE.    With respect to any and all information contained in those materials delivered to Administrative Agent pursuant to Sections 6.1 through Section 6.11, there has occurred no event which has a Material Adverse Effect.

6.13	PAYMENT OF TAXES. All tax returns and reports to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. Borrower has no knowledge of any proposed tax assessment against Borrower that will have a Material Adverse Effect, which is not being actively contested in good faith by Borrower.

6.14	MATERIAL ADVERSE AGREEMENTS. Borrower is not a party to or subject to any Contractual Obligation or other restriction contained in its organizational documents which has a Material Adverse Effect.

6.15

PERFORMANCE.    Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect.

6.16

FEDERAL RESERVE REGULATIONS.    No part of the proceeds of the Loan hereunder will be used to purchase or carry any “margin security” as defined in Regulation G or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulation G. Borrower is not engaged primarily in the business of extending credit for the purpose of purchasing or carrying out any “margin stock” as defined in Regulation U. No part of the proceeds of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X or any other regulation of the Federal Reserve Board.

6.17

DISCLOSURE.    The representations and warranties of Borrower contained in the Loan Documents and all certificates, financial statements and other documents prepared by or on behalf of Borrower and delivered to Administrative Agent by or on behalf of Borrower in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Borrower has given to Administrative Agent true, correct and complete copies (which representation, with respect to any of the following items made available to Borrower by Persons other than Affiliates of Borrower, is made to the best of Borrower’s knowledge) of all Leases, organizational documents, Financial Statements, Operating Statements, and all other documents and instruments referred to in the Loan Documents as having been delivered to Administrative Agent. Borrower has not intentionally withheld from Administrative Agent, in regard to any matter raised in the Loan Documents, any fact deemed by Borrower to be material. Notwithstanding the foregoing, with respect to projections of Borrower’s future performance such representations and warranties are made in good faith and to the best judgment of Borrower.

6.18

REQUIREMENTS OF LAW; ERISA.    Borrower is in compliance with all Requirements of Law applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect. Borrower is not, and does not hold plan assets of, an employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

6.19

ENVIRONMENTAL MATTERS. Except as disclosed in the environmental report(s) set forth on Schedule 7.1, to the best of Borrower’s knowledge, (a) the operations of Borrower comply in all material respects with all applicable local, state and federal environmental, health and safety Requirements of Law (“Environmental Laws”); (b) the Property is not subject to any Remedial Action or other Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment in violation of any Environmental Laws; (c) Borrower has not filed any notice under applicable Environmental Laws reporting a Release of a Contaminant into the environment in violation of any Environmental Laws, except as the same may have been heretofore remedied; (d) there is not now on or in the Property: (i) any underground storage tanks, (ii) any asbestos-containing material, or (iii) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment; and (e) Borrower has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment.

6.20	MAJOR AGREEMENTS; LEASES.

(a)	With respect to the Property, Borrower has provided to Administrative Agent copies of each Major Agreement and all Leases.

(b)

(i) All Major Agreements with respect to the Property are, to the best of Borrower’s knowledge, in full force and effect and have not been and will not be modified or terminated (except for modifications which comply with Section 9.3, and terminations by reason of a material default), and (ii) (in each case, other than any such default or event of default that, had the effect thereof been taken into account by Administrative Agent in determining the Appraised Value of the Property, would not have resulted in such Appraised Value of the Property being less than ninety-five percent (95%) of the Appraised Value of the Property actually determined by Administrative Agent) no default or event of default (or event or occurrence which with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists under any such Major Agreement on the part of Borrower, or will exist thereunder on the part of Borrower as a result of the consummation of the transactions contemplated by the Loan Documents, or, to the best of Borrower’s knowledge, exists thereunder on the part of any other party thereto, or will exist thereunder on the part of any other party thereto as a result of the consummation of the transactions contemplated by the Loan Documents.

(c)

To the best knowledge of Borrower, (i) except as reflected on the most current rent rolls delivered to Administrative Agent, all Leases are in full force and effect, and have not been and, as to Major Leases, will not be modified or terminated (except for modifications which comply with Section 9.3 or that do not require the approval of Administrative Agent, and terminations by reason of a material default) and (ii) no default or event or default (or event or occurrence which with the passage of time or the giving of notice, or both, will constitute a default or event of default) exists thereunder on the part of Borrower, or will exist thereunder on the part of Borrower as a result of the consummation of the transactions contemplated by the Loan Documents, or, (except as disclosed by Borrower to Administrative Agent in writing) to the best of Borrower’s knowledge, exists thereunder on the part of any other party thereto, or will exist thereunder on the part of any other party thereto as a result of the consummation of the transactions contemplated by the Loan Documents. Notwithstanding that the representations in this subsection (c) are made to the best of Borrower’s knowledge, Borrower will be deemed to have breached this representation if (A) as of any date on which such representations are made, the statements in either clause (i) or clause (ii) hereof are inaccurate, regardless of whether Borrower had knowledge of such inaccuracy, and (B) if either (1) Borrower had knowledge of such inaccuracy, or (2) had the effect thereof been taken into account by Administrative Agent in determining the Appraised Value of the Property, such Appraised Value of the Property would have been less than ninety-five percent (95%) of the Appraised Value of the Property actually determined by Administrative Agent).

6.21	SOLVENCY. Borrower is and will be Solvent after giving effect to each disbursement of the Loan and the payment and accrual of all fees then payable.

6.22

TITLE TO PROPERTY; NO LIENS.    As of the Effective Date, to the best of Borrower’s knowledge, Borrower has good, indefeasible and merchantable title to the Property, free and clear of all Liens except Permitted Liens.

6.23

USE OF PROCEEDS.    Borrower’s use of the proceeds of the Loan are, and will continue to be, legal and proper uses (and to the extent necessary, duly authorized by Borrower’s constituent shareholders, partners or members, as the case may be) and such uses are consistent with all applicable laws and statutes.

6.24	PROPERTY MANAGEMENT AGREEMENTS. Except as disclosed on Schedule 6.24, Borrower is not a party or subject to any property management or leasing agreement with respect to the Property.

6.25	SINGLE PURPOSE ENTITY. Borrower is a Single Purpose Entity.

6.26

ORGANIZATIONAL DOCUMENTS.    The organizational documents of each entity owning a direct or indirect ownership interest in Borrower (expressly excluding any entity owning a direct or indirect interest in KBS REIT), as shown on Schedule 6.3, have not been modified since previously delivered to Administrative Agent, or if such documents have been modified, then such modifications have been provided to Administrative Agent.

ARTICLE 7

INTENTIONALLY OMITTED

ARTICLE 8

LOAN CONSTANT COMPLIANCE

8.1

LOAN CONSTANT COVERAGE.    In the event that any Loan Constant Certificate delivered in accordance with Section 10.1(d) indicates that the Net Operating Income from the Property calculated as of the recently ended semi-annual period yields a Loan Constant of less than the Minimum Loan Constant, then commencing on the date on which a Loan Constant Certificate evidences Borrower’s failure to satisfy the Minimum Loan Constant (or, if Borrower fails to timely deliver a Loan Constant Certificate, then commencing on the date on which such Loan Constant Certificate is due) (the “Cash Flow Sweep Commencement Date”), Borrower shall be required to deliver all of the Free Cash Flow from the Property to Administrative Agent each month (the “Cash Flow Sweep”). Such Free Cash Flow shall be delivered by Borrower to Administrative Agent only one time per month (with such delivery to be made within ten (10) days after the end of the month on account of which Borrower is delivering such Free Cash Flow); provided, however, that notwithstanding the fact that a Loan Constant Certificate identifying Borrower’s failure to satisfy the Minimum Loan Constant is not due until sixty (60) days after the end of each semi-annual period, Borrower shall be obligated to deposit Free Cash Flow with Administrative Agent on account of the months immediately following the end of the semi-annual period in which Borrower fails to satisfy the Minimum Loan Constant, and such deposit shall be made by Borrower on the tenth (10th) day of the month immediately following the month during which the Loan Constant Certificate is delivered (or was required to be delivered). (By way of example, if Borrower fails to satisfy the Minimum Loan Constant for the semi-annual period ending December 31, 2015, then Borrower shall deposit such portion of its Free Cash Flow from January and February 2016 as it would be required to deposit in accordance with this Section 8.1 on March 10, 2016). Upon receipt thereof, Administrative Agent shall deposit (a) fifty percent (50%) of such funds into an interest-bearing blocked account with Wells Fargo Bank in the name of Borrower (which account is hereby pledged as collateral for the Loan), from which Borrower may not withdraw funds (the “Swept Funds Blocked Account”) and (b) fifty percent (50%) of such funds into an interest-bearing blocked account with Wells Fargo Bank in the name of Borrower (which account is hereby pledged as collateral for the Loan), from which Borrower may withdraw funds, subject to Section 3.5 (the “Swept Funds Disbursement Account”, and together with the Swept Funds Blocked Account, the “Cash Flow Collateral Accounts”). Borrower shall be required to deliver all of the Free Cash Flow from the Property to Administrative Agent until such time as the Net Operating Income from the Property yields the Minimum Loan Constant, as evidenced by a Loan Constant Certificate delivered in accordance with Section 10.1(d).

8.2

REPAYMENT IN LIEU OF CASH SWEEP.    Notwithstanding Section 8.1 above, rather than delivering all of the Free Cash Flow from the Property to Administrative Agent following a failure of Net Operating Income from the Property to yield a Loan Constant of not less than the then Minimum Loan Constant, Borrower may elect to repay such portion of the outstanding principal amount of the Loan as would cause the Net Operating Income from the Property to yield a Loan Constant of not less than the Minimum Loan Constant, as evidenced by a Loan Constant Certificate delivered in accordance with Section 10.1(d). Borrower shall not be obligated to pay an Exit Fee with respect to amounts repaid in accordance with this Section 8.2. Provided a Default does not then exist, at Borrower’s request, Administrative Agent will apply funds in the Cash Flow Collateral Accounts toward repayment of the Loan in accordance with this Section 8.2.

8.3

DISBURSEMENT OF FUNDS IN CASH FLOW COLLATERAL ACCOUNTS.    Provided a Default does not then exist, within fifteen (15) days after Borrower’s request, which request may be given at any time after Borrower delivers a Loan Constant Certificate confirming that Net Operating Income from the Property, with respect to a recently ended semi-annual period, is sufficient to yield a Loan Constant of not less than the Minimum Loan Constant, Administrative Agent shall disburse all funds in the Cash Flow Collateral Accounts to or for the benefit of Borrower.

8.4

RECONCILIATION OF SWEEPS OF FREE CASH FLOW.    In the event that Borrower is required to deliver Free Cash Flow to Administrative Agent under both this Article 8 and Section 2.12(a), then any Free Cash Flow delivered to Administrative Agent shall be first applied in accordance with Section 2.12(a).

ARTICLE 9

OTHER COVENANTS OF BORROWER

9.1

EXPENSES.    Borrower shall immediately pay Administrative Agent upon demand all costs and expenses incurred by Administrative Agent in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Administrative Agent or Lenders of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Administrative Agent’s and Lender’s costs and expenses shall include, without limitation, all appraisal fees (except as otherwise expressly provided herein), cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, and the cost to Administrative Agent of any title insurance premiums, title surveys, reconveyance and notary fees. If any of the services described above are provided by an employee of Administrative Agent, Administrative Agent’s costs and expenses for such services shall be calculated in accordance with Administrative Agent’s standard charge for such services. Notwithstanding the foregoing, Borrower shall have no obligation to reimburse Lenders for costs and expenses incurred by Lenders prior to the occurrence of a Default or following the cure, or waiver by Administrative Agent, of such Default.

9.2

ERISA COMPLIANCE.    Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

9.3	LEASES; LEASE APPROVAL; LEASE TERMINATION.

(a)

Unless otherwise consented to by Administrative Agent in writing, all Leases entered into after the date of this Agreement shall, in Administrative Agent’s reasonable discretion (i) be to unaffiliated third parties, (ii) contain market terms (provided, “market terms” shall not be deemed to require market rents), including, without limitation, those relating to insurance, waiver of claims, damage and destruction, condemnation, notice to mortgagee and subordination and attornment, (iii) provide for uses of the Property that are consistent with first-class management thereof, and (iv) be on a standard form lease reasonably approved by Administrative Agent subject to modification as reasonably required by Borrower. Additionally, Borrower shall not execute any Major Lease nor materially modify or voluntarily terminate any such Major Lease (except for terminations by reason of a material default or in the event tenant has a specific right to terminate provided in the Lease), in each case without Administrative Agent’s prior consent, not to be unreasonably withheld; provided, that any Major Lease with respect to more than 100,000 square feet of net rentable area of the Property shall be subject to the reasonable approval of Requisite Lenders.

(b)

With respect to Major Leases, if consent thereto is required pursuant to subsection (a) above, or if Borrower has requested consent to a Lease which does not comply with the requirements set forth in Sections 9.3(a)(i), (ii) or (iii), then if Administrative Agent has not notified Borrower of its disapproval of such proposed Lease within five (5) Business Days (or, in cases where Requisite Lenders’ approval is required which will apply only if there is more than one Lender, eleven (11) Business Days) after Administrative Agent’s confirmation of receipt of (1) such proposed Lease (or a term sheet, in a form reasonably approved by Administrative Agent, containing the material business terms, and other applicable information reasonably approved by Borrower and Administrative Agent (the “Term Sheet”), which may be provided in lieu of such Lease), (2) any other reasonable information requested by Administrative Agent, (3) in the case of a Major Lease, the financial statements and market comparisons as referenced below to the extent available and (4) a transmittal letter requesting that Administrative Agent review such Proposed Lease or Term Sheet and approve or disapprove such proposed Lease or Term Sheet within such 5-Business Day period (or, in cases where Requisite Lenders’ approval is required, such 11-Business Day period) and notifying Administrative Agent that a failure to respond within five (5) Business Days (or eleven (11) Business Days, as applicable) shall constitute deemed approval, then Administrative Agent shall be deemed to have consented to such Lease. Notwithstanding the foregoing, Administrative Agent’s approval (or deemed approval) of a Term Sheet shall not be deemed to permit Borrower to enter into a Lease on a form other than Borrower’s previously approved form lease (subject to modification as reasonably required by Borrower).

(c)

Whether approval is required or not, Borrower shall promptly provide Administrative Agent with (i) a copy of every Lease executed with tenants occupying 10,000 square feet or more of the Property, and (ii) any and all financial information received by Borrower from any such tenants.

(d)

Without limiting any other provisions of this Section 9.3, upon receipt of any Termination Payment, Borrower shall promptly deliver such Termination Payment to Administrative Agent. Administrative Agent shall deposit any such Termination Payment into a blocked account with Wells Fargo Bank, which account is hereby pledged by Borrower to Administrative Agent, for the benefit of Lenders, as additional collateral for the Loan and the performance by Borrower of its obligations under the Loan Documents (the “Termination Payment Account”). Notwithstanding the foregoing, provided a Default does not then exist, if Borrower receives a Termination Payment that is less than $250,000 (the “Termination Payment Cap”), then such Termination Payment may be retained by Borrower (provided, in no event shall Borrower be permitted to retain an aggregate amount (i.e., the sum of all Termination Payments being held by Borrower pursuant to the foregoing at any one time) in excess of $750,000). Any Termination Payments retained by Borrower in accordance with the foregoing sentence may be used by Borrower only for costs incurred by Borrower in re-tenanting the space on account of which the Termination Payment was made or for leasing costs incurred in connection with leasing vacant space at the Property.

9.4	SNDAs.

(a)

To the extent not obtained prior to the date hereof, Borrower shall use commercially reasonable efforts to obtain SNDAs from each tenant occupying more than twenty thousand (20,000) square feet of the net rentable area of the Property within sixty (60) days of the Effective Date.

(b)	Borrower shall use commercially reasonable efforts to obtain SNDAs from any future tenant that leases more than twenty thousand (20,000) square feet of the net rentable area of the Property.

(c)

Upon Borrower’s request from time to time, Administrative Agent agrees (i) to execute an SNDA with respect to any Lease that is actually approved by Administrative Agent (or Requisite Lenders, as applicable), provided that the SNDA is in form and substance acceptable to Administrative Agent in its reasonable discretion, and (ii) to execute an SNDA with respect to any Lease that is either deemed approved by Administrative Agent, or does not require approval by Administrative Agent, provided that the SNDA is in form and substance acceptable to Administrative Agent in its sole but good faith discretion.

9.5

SUBDIVISION MAPS.    Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Administrative Agent’s receipt of such Subdivision Map, Administrative Agent shall provide Borrower written notice if Administrative Agent disapproves of said Subdivision Map. Within five (5) Business Days after Administrative Agent’s request, Borrower shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Mortgage recorded in connection with such amendments, Borrower shall deliver to Administrative Agent, for the benefit of Lenders, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Administrative Agent insuring the continued first priority lien of the Mortgage. Subject to the execution and delivery by Borrower of any documents required under this Section, Administrative Agent, on behalf of Lenders, shall, if required by applicable law, sign any Subdivision Map approved by Administrative Agent pursuant to this Section. Without limiting the foregoing, Administrative Agent and Lenders hereby acknowledge that during the term of the Loan Borrower may desire to record a condominium plan subdividing the retail portion of the Property and the office portion of the Property into separate condominium units, and in connection therewith, execute and record covenants, conditions and restrictions governing the use and operation of the separate condominium units, which may include the creation of an association and the deeding of certain common areas to the association (all such plans and documents, collectively, the “Condo Documents”). Subject to Administrative Agent’s review and approval (which approval may be withheld by Administrative Agent in its sole discretion) of any Condo Documents (including, without limitation, all allocations, assessment provisions, other provisions having an economic impact on the Property, operational covenants, insurance provisions and mortgagee protections) and any economic impacts resulting from the subdivision of the Property, and provided any and all such Condo Documents comply with Applicable Law, Administrative Agent shall execute such consents and/or joinders (in forms acceptable to Administrative Agent in its sole discretion) as are necessary to subordinate the lien of the Mortgage to the approved Condo Documents. Notwithstanding anything to the contrary herein, (i) Administrative Agent’s consent to any Condo Documents may be conditioned upon, among other things, amendments to the Loan Documents to incorporate provisions customarily required by Administrative Agent with respect to loans secured by condominium projects and (ii) in no event will Administrative Agent’s consent, or subordination, to the Condo Documents be deemed an agreement by Administrative Agent or Lenders that Borrower may separately transfer, and/or cause to be released from the lien of the Mortgage, individual condominium units.

9.6

OPINIONS OF LEGAL COUNSEL.    Borrower shall provide, at Borrower’s expense, opinions of legal counsel in form and content satisfactory to Administrative Agent to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in each opinion, each of the Loan Documents and Other Related Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower and Guarantor are duly formed and have all requisite authority to enter into the Loan Documents and Other Related Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Administrative Agent may reasonably request.

9.7

FURTHER ASSURANCES.    Upon Administrative Agent’s request and at Borrower’s sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Administrative Agent, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any Liens created by the Loan Documents.

9.8

ASSIGNMENT.    Without the prior written consent of Lenders, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lenders would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing, constructing and managing commercial real property, Lenders’ knowledge of Borrower, and Lenders’ understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lenders would rely on security which already exists.

9.9	MANAGEMENT OF PROPERTY.

(a)

From and after the Effective Date, Borrower shall not enter into, or thereafter amend in any material manner or terminate, any Major Agreement with respect to the Property, except upon thirty (30) days’ prior written notice to and approval by Administrative Agent. Borrower shall timely provide to Administrative Agent a copy of any such proposed Major Agreement. Any such proposed Major Agreement submitted to Administrative Agent for approval and not disapproved by Administrative Agent within ten (10) days after receipt thereof shall be deemed to be approved by Administrative Agent. Without limiting in any way Administrative Agent’s approval rights with respect thereto, each proposed Major Agreement shall provide for fees, reimbursements or other payments by Borrower to the other party thereto at levels not in excess of applicable market levels.

(b)

Notwithstanding the foregoing, for purposes of this Agreement, property management or leasing agreements entered into with CB Richard Ellis, Inc., PM Realty Group, Transwestern, Cushman & Wakefield/Northmarq, Hines, Cassidy Turley, Jones Lang LaSalle, or any other property or leasing manager of equivalent experience and reputation managing or leasing real properties similar to the Property, do not constitute Major Agreements provided such agreements provide for fees, reimbursements or other payments by Borrower to the other party thereto at levels not in excess of applicable market levels. If Borrower enters into such an agreement with any such party, Borrower shall within ten (10) days after entering into, or modifying, such agreement, notify Administrative Agent of such event and provide Administrative Agent with a true and correct copy of such agreement or amendment, as the case may be.

9.10

REQUIREMENTS OF LAW.    Borrower shall comply with all Requirements of Law and shall use commercially reasonable and good faith efforts to cause other persons or entities to comply with same in a timely manner.

9.11

SPECIAL COVENANTS; SINGLE PURPOSE ENTITY.    Borrower shall at all times be a Single Purpose Entity. In order to maintain its status as a Single Purpose Entity and to avoid any confusion or potential consolidation with any affiliate, Borrower represents and warrants that in the conduct of its operations since its organization it has and will continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (ii) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (iii) if Borrower’s financial statements are consolidated with its’ affiliate(s), such financial statements shall have appropriate notation that indicates the separateness of Borrower from such affiliate(s); (iv) prepare and file its own tax returns (if applicable) separate from those of any person or entity to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (v) not enter into any transaction with any affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (vi) correct any known misunderstanding as to its separate identity; (vii) not permit any affiliate to guarantee or pay its obligations (other than guarantees, indemnities and other obligations pursuant to the Loan Documents, including, without limitation, Section 9.13(vii) below); (viii) not make loans or advances to any other person or entity; and (ix) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower.

9.12

LIMITATIONS ON DISTRIBUTIONS, ETC.    No Distributions by Borrower shall be made during the continuance of any Default. In addition, no Distributions may be made by Borrower during a calendar month at the expiration of which Borrower will be required to deposit Free Cash Flow with Administrative Agent pursuant to Section 2.12(a) or Section 8.1. In no event will Borrower be permitted to distribute any Termination Payments, whether or not a Default then exists.

9.13

INCURRENCE OF ADDITIONAL INDEBTEDNESS.    Borrower shall not incur any Indebtedness or other liabilities other than (i) the Obligations, (ii) operating and equipment leases entered into in the ordinary course of Borrower’s business, (iii) tenant security deposits, (iv) non-delinquent, accrued but unpaid real estate taxes and insurance premiums, (v) other trade payables in respect of operating expenses (which, for clarity, shall specifically include trade payables related to capital expenditures, tenant improvement costs and leasing commissions) incurred in the ordinary course, (vi) (A) any Swap Agreement with Wells Fargo as the counterparty and (B) any Swap Agreement entered into in connection with the Loan, provided such Swap Agreement has been approved by Administrative Agent (not to be unreasonably withheld) and (vii) obligations in connection with posting a bond required by a Governmental Authority in connection with the operation of the Property. Further, the sum of the liabilities referred to in clauses (ii) and (v) shall at no time exceed $1,000,000, in the aggregate; provided, for purposes of determining whether the foregoing thresholds have been exceeded, only those liabilities referred to in clause (v) that have been delinquent for more than thirty (30) days shall be included in such calculation.

9.14	INTENTIONALLY OMITTED.

9.15

ENVIRONMENTAL INSURANCE PROCEEDS.    Subject to the terms of the Mortgage, Borrower shall apply any proceeds received on account of environmental insurance policies maintained by Borrower which relate to the Property for remediation of the Property.

9.16

AMENDMENT OF CONSTITUENT DOCUMENTS.    Except with Administrative Agent’s prior written consent, which shall not be unreasonably withheld, Borrower shall not amend its organizational documents (including, without limitation, as to the admission of any new equity owner, directly or indirectly).

9.17	OWNERSHIP OF BORROWER.

(a)

Each Borrower shall be wholly owned, either directly or indirectly, by KBS REIT. Notwithstanding anything stated to the contrary in this Agreement, the Mortgage or in any of the other Loan Documents, any transfers of equity interests or other interests in KBS REIT Properties III, LLC or in any of the direct or indirect owners of KBS REIT Properties III, LLC shall not be prohibited (and shall be expressly permitted) provided that KBS REIT continues to own, either directly or indirectly, 100% of the ownership interests in Borrower and KBS REIT Properties III, LLC, and provided further, that KBS REIT Properties III, LLC maintains compliance with the financial covenants set forth in the Limited Guaranty executed by Guarantor as of the date hereof.

(b)

At all times during the term of the Loan, Peter Bren or Charles Schreiber shall remain actively involved in the management of KBS REIT; provided, however, that either or both Peter Bren and Charles Schreiber may be replaced by a principal of any replacement asset manager approved pursuant to clause (c) below.

(c)

At all times during the term of the Loan, Manager shall be the asset manager for KBS REIT pursuant to the Management Agreement. Subject to Administrative Agent’s prior written consent, which may be withheld in Administrative Agent’s sole discretion, Manager may be replaced by another asset manager; provided, if the replacement asset manager: (i) has financial capability and management experience at least comparable to Manager; (ii) has current assets under management of not less than 10,000,000 square feet of properties similar to the Property; (iii) has current asset management agreements with at least five (5) other institutional investors; and (iv) is currently a customer of the Wells Fargo Wholesale Bank Commercial Real Estate Group in a borrowing capacity and in good standing, then Administrative Agent’s consent to the replacement of Manager with such substitute manager shall not be unreasonably withheld.

9.18

LIENS.    Borrower shall not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Collateral, except (a) Liens in favor of Administrative Agent securing the Obligations and (b) Permitted Liens. Nothing contained in this Agreement or in any of the other Loan Documents shall limit or impair the right of Borrower’s constituent members or partners (direct or indirect) to directly or indirectly create, incur, assume or permit to exist any Indebtedness of, or any Lien upon any property of, such member or partner.

9.19	TRANSFERS OF COLLATERAL. Subject to Section 9.17, Borrower shall not Transfer, directly or indirectly, all or any interest in the Property or the Collateral.

9.20	ADDITIONAL REIT COVENANTS.

(a)

At Administrative Agent’s request, KBS REIT shall provide a schedule of transactions entered into by KBS REIT (including any acquisition, disposition, merger or asset purchase by KBS REIT or its subsidiaries), the value of which exceeds $100,000,000.

(b)	KBS REIT shall at all times operate in conformity with the requirements for qualification as a real estate investment trust pursuant to Section 856 of the Internal Revenue Code..

9.21	BELOW-MARKET LEASE CONFIRMATION REQUEST. At any time during the term of the Loan, Administrative Agent and/or any Lender may request confirmation from Borrower of the aggregate square footage of net rentable area at the Property that is leased pursuant to Leases of less than 15,000 square feet executed by Borrower without Administrative Agent’s consent and under which the Net Effective Rental Rate is less than eighty-five percent (85%) of the amount assumed for such Lease in the then most recent Appraisal. For purposes of calculating such aggregate square footage, Leases encumbering the Property as of the Effective Date shall be excluded. Within fifteen (15) days of Borrower’s receipt of any such request, Borrower shall deliver to Administrative Agent (and the Lender requesting confirmation, if applicable) Borrower’s determination of the such aggregate square footage (the “Below-Market Lease Aggregate Square Footage”), which calculation shall be certified by the account controller, an officer or any other authorized representative of KBS REIT. Borrower’s failure to timely deliver such certificate shall be deemed Borrower’s certification that the Below-Market Lease Aggregate Square Footage exceeds one hundred thousand square feet (100,000), which deemed certification shall continue until Borrower delivers a certificate in accordance with the foregoing confirming otherwise. Notwithstanding anything to the contrary herein, a Default shall not exist hereunder as a result of the fact that the aggregate square footage of Threshold Leases exceeds 100,000 square feet at the time Administrative Agent and/or a Lender makes a request pursuant to this Section 9.21.

ARTICLE 10

REPORTING COVENANTS

Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, and termination of this Agreement:

10.1

FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION (BORROWER).     Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice of borrowers owned by KBS REIT and its Affiliates to permit preparation of quarterly and, to the extent applicable, annual financial statements, each in conformity with GAAP, and each of the financial statements described below shall be prepared for Borrower from such system and records. Borrower shall deliver or cause to be delivered to Administrative Agent:

(a)

Operating Statements and Operating Results.    As soon as practicable, and in any event within sixty (60) days after the end of each calendar quarter commencing with the calendar quarter ending December 31, 2013, quarterly operating statements for the Property, dated as of the last day of such calendar quarter, in such form as may be approved by Administrative Agent from time to time, which operating statements shall include actual quarterly and year-to-date net operating income and net cash flow results, aged receivables, rent rolls (on Borrower’s detailed form of rent roll), current and prospective lease status reports and occupancy summaries in the form customarily generated by borrowers owned by KBS REIT and its Affiliates, in form and substance satisfactory to Administrative Agent. In addition, as soon as practicable, and in any event within sixty (60) days after the end of the fourth calendar quarter, a year-end operating statement, in such form as may be approved by Administrative Agent from time to time (collectively with the quarterly statements, the “Operating Statements”).

(b)

Financial Statements.    As soon as practicable, and in any event within sixty (60) days after the end of each of the first three calendar quarters in each calendar year and within one hundred twenty (120) days after the end of the fourth calendar quarter in each calendar year, balance sheets, statements of operations, income statements, and net cash flow results for Borrower (collectively, “Financial Statements”), together with any supporting property and mortgage debt schedules for Borrower, as reasonably requested by Administrative Agent.

(c)	Borrower’s Certificate.

(i)

Together with each delivery of any Operating Statement or Financial Statement pursuant to subsections (a) and (b) above, a Borrower’s Certificate in the form of Exhibit H (the “Borrower’s Certificate”), stating that the individual who is the signatory thereto (which individual shall be the account controller, officer or any other authorized representative of KBS REIT) has reviewed, or caused under his or her supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by such Operating Statements or Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as of the date of the applicable Borrower’s Certificate, of any condition or event which constitutes a Default or Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto.

(ii)

Together with each delivery of any Operating Statement or Financial Statement pursuant to subsections (a) and (b) above with respect to the last calendar quarter of any calendar year, a Borrower’s Certificate, stating that the individual who is the signatory thereto (which individual shall be the account controller, officer or any other authorized representative of KBS REIT) has reviewed, or caused under his or her supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower during the calendar year then most recently ended, and that such review has not disclosed the existence during or at the end of such calendar year, and that the signer does not have knowledge of the existence as of the date of the applicable Borrower’s Certificate, of any condition or event which constitutes a Default or Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto.

(iii)

Each Borrower’s Certificate referenced in subsections (i) and (ii) above shall also (A) contain a certification by the individual who is the signatory thereto that Borrower is in compliance with all covenants contained herein, (B) provide a schedule of contingent liabilities of Borrower consisting of letters of credit and guaranties of debt, together with a listing of contingent liabilities arising from trade payables that have been delinquent for more than thirty (30) days and equipment leases, and (C) state whether such contingent liabilities arising from trade payables that have been delinquent for more than thirty (30) days and operating and equipment leases exceed the amount permitted under Section 9.13.

(d)

Loan Constant Certificate.  Within sixty (60) days of each semi-annual period ending December 31st and June 30th, commencing with the semi-annual period ending December 31, 2015, Borrower shall deliver to Administrative Agent a Loan Constant Certificate in the form of Exhibit I (the “Loan Constant Certificate”), which Loan Constant Certificate shall include a calculation of the Loan Constant as of the last day of the then-ended calendar quarter and shall be certified by the account controller, an officer or any other authorized representative of KBS REIT.

(e)

Budgets.  Not later than February 28 of each Fiscal Year, annual operating and capital budgets for the Property for such Fiscal Year, prepared on a fiscal basis, in such form as may be approved by Administrative Agent from time to time, together with all supporting details reasonably requested by Administrative Agent, and certified, under a Borrower’s Certificate, as being based upon Borrower’s reasonable good faith estimates, upon information and assumptions at the time.

(f)

Knowledge of Default.  Promptly upon Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Potential Default, or becoming aware that any Administrative Agent has given notice or taken any other action with respect to a claimed Default or Potential Default or (ii) of any condition or event which has a Material Adverse Effect, a Borrower’s Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by Administrative Agent and the nature of such claimed Default, Potential Default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto.

(g)

Litigation, Arbitration or Government Investigation.  Promptly upon Borrower obtaining knowledge of (i) the institution of, or written threat of, any material Proceeding against or affecting Borrower or the Property not previously disclosed in writing by Borrower to Administrative Agent pursuant to this Section 10.1(g), including any eminent domain or other condemnation proceedings affecting the Property, or (ii) any material development in any Proceeding already disclosed, which, in either case, has a Material Adverse Effect, a notice thereof to Administrative Agent and such other information as may be reasonably available to it to enable Administrative Agent and its counsel to evaluate such matters.

(h)

ERISA Matters.  As soon as possible, and in any event within thirty (30) days after Borrower knows or has reason to know that Borrower or any of its ERISA Affiliates has or is likely to incur any liability with respect to any Benefit Plan, or any withdrawal liability with respect to any Multiemployer Plan, which would have a Material Adverse Effect, a written statement of the chief financial officer of Borrower describing such occurrence and the action, if any, which Borrower or any ERISA Affiliate of such Borrower has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

(i)

Other Information.  Within forty-five (45) days of Administrative Agent’s request, such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession or under the control of Borrower with respect to (i) the Property, (ii) any material change in Borrower’s investment, finance or operating policies, or (iii) Borrower’s business, condition (financial or otherwise), operations, performance, properties or prospects as Administrative Agent may from time to time reasonably request, including, without limitation, annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports and leasing status reports. Provided that Administrative Agent gives Borrower reasonable prior notice and an opportunity to participate, Borrower hereby authorize Administrative Agent to communicate with the Accountants and authorizes the Accountants to disclose to Administrative Agent any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Collateral or Borrower’s condition (financial or otherwise), operations, properties, performance and prospects. Concurrently therewith, Administrative Agent will notify Borrower of any such communication. At Administrative Agent’s request, Borrower shall deliver a letter addressed to the Accountants instructing them to disclose such information in compliance with this Section 10.1(i).

(j)

Accountant Reports.  (1) If at any time Borrower causes audited financial statements to be prepared with respect to any Fiscal Year, then, within ten (10) Business Days after receipt thereof from the Accountants: copies of such audited financial statements, together with all reports prepared by the Accountants and submitted to Borrower in connection therewith, including the comment letter submitted by the Accountants in connection with such audit; and (2) copies of all reports prepared by the Accountants and submitted to Borrower in connection with any other annual, interim or special audit or review of the financial statements or practices of Borrower.

(k)

Insurance Claims.  Promptly following Administrative Agent’s request, Borrower shall deliver written confirmation to Administrative Agent of any and all claims made under any policy of casualty insurance which insures the Property hereunder, whether or not such claim(s) relate to the Property.

10.2	FINANCIAL STATEMENTS AND OTHER FINANCIAL AND OPERATING INFORMATION (KBS REIT). Borrower shall deliver, or cause KBS REIT to deliver, to Administrative Agent:

(a)

Quarterly Financial Statements.  As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter (however, 90 days after the end of the fourth fiscal quarter), balance sheets, statements of operations and statements of cash flow and statements of retained earnings for KBS REIT (all on a consolidated basis), which statements shall be certified on behalf of KBS REIT by the controller of KBS REIT unless filed previously or concurrently with the Securities and Exchange Commission.

(b)

Additional Reporting.  Upon Administrative Agent’s request therfor, any additional financial information prepared by or for KBS REIT, including reporting relating to individual real estate assets owned by KBS REIT, including, without limitation, property cash flow projections, property budgets, operating statements and leasing status reports.

10.3

ENVIRONMENTAL NOTICES.  Borrower shall notify Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower’s learning thereof, of any: (a) written notice or claim to the effect that Borrower is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment; (b) written notice that Borrower is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (c) written notice that the Property is subject to an environmental lien; (d) written notice of violation to Borrower or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by Borrower; (e) commencement or written threat of any Proceeding alleging a violation of any Environmental Laws by Borrower or with respect to the Property; or (f) written notice from a Governmental Authority of any changes to any existing Environmental Laws that will have a Material Adverse Effect.

10.4

CONFIDENTIALITY.  Confidential information obtained by Administrative Agent pursuant to this Agreement or in connection with the Loan shall not be disseminated by Administrative Agent and shall not be disclosed to third parties except to regulators, taxing authorities and other governmental agencies having jurisdiction over Administrative Agent or otherwise in response to Requirements of Law, to Administrative Agent’s auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, and to any prospective assignee of or participant in Administrative Agent’s interest under this Agreement or any prospective purchaser of the assets or a controlling interest in Administrative Agent, provided that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this Section 10.4. In connection with disclosures of confidential information to any non-governmental third-party, Administrative Agent shall, to the extent feasible and permitted, give prior notice of such request to Borrower; however, Administrative Agent shall incur no liability to Borrower for failure to do so. For purposes hereof, “confidential information” shall mean all nonpublic information obtained by Administrative Agent, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by Administrative Agent of such information.

ARTICLE 11

DEFAULTS AND REMEDIES

11.1	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)

Failure to Make Payments When Due.  Borrower shall fail to pay (i) any amount due on the Maturity Date, (ii) any principal when due, or (iii) any interest on the Loan (or any fee or other amount payable under the Fee Letter or any Loan Documents) within five (5) days after the date such interest, fee or other amount first became due.

(b)	Distributions; Additional Indebtedness. Borrower shall breach either covenant set forth in Sections 9.12 and 9.13.

(c)

Loan Constant.  Borrower shall fail to comply with the terms set for the in Section 8.1; provided, if Borrower’s non-compliance results from a failure to make any payment or deposit required by Section 8.1, such failure shall not constitute a Default until the date which is five (5) days after such payment or deposit became due (provided, however that if a Loan Constant Certificate delivered to Administrative Agent pursuant to Section 10.1(d) indicates compliance with the Minimum Loan Constant requirement and upon review of such Loan Constant Certificate Administrative Agent determines that Borrower is not in compliance with the Minimum Loan Constant requirement for the period to which such Loan Constant Certificate applies, then Borrower’s failure to make any payment or deposit required by Section 8.1 shall not constitute a Default until the date which is five (5) days after the date on which Administrative Agent provides Borrower written notice of such failure).

(d)

Other Defaults.  Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on Borrower under this Agreement or under any of the other Loan Documents (other than as described in any other provision of this Section 11.1), and (with respect to agreements, covenants or obligations for which no time period for performance is otherwise provided and for which cure is possible), such failure shall continue for fifteen (15) days after the earlier of (i) the date as of which Borrower had actual knowledge of such failure, and (ii) the date on which Administrative Agent gives Borrower notice of such failure (or, in either such case, such lesser period of time as is mandated by applicable Requirements of Law); provided, however, if such failure is not capable of cure within such fifteen (15) day period, but is capable of cure and the grant of additional time to cure would not result in a Material Adverse Effect, then if Borrower promptly undertakes action to cure such failure and thereafter diligently prosecutes such cure to completion within ninety (90) days after the earlier of the two dates described in the preceding clauses (i) and (ii), then Borrower shall not be in default hereunder.

(e)

Breach of Representation or Warranty.  Any representation or warranty made or deemed made by Borrower to Administrative Agent or Lenders herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

(f)	Involuntary Bankruptcy; Appointment of Receiver, Etc.

(i)

An involuntary case shall be commenced against Borrower or Guarantor and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

(ii)

A decree or order of a court (or courts) having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or Guarantor, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

(g)

Voluntary Bankruptcy; Appointment of Receiver, Etc.  Borrower or Guarantor shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or any member, shareholder or manager of Borrower adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

(h)

Judgments and Attachments.    Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of One Million Dollars ($1,000,000) shall be entered or filed against Borrower or its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days.

(i)

Dissolution.  Any order, judgment or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or Borrower shall otherwise dissolve or cease to exist.

(j)

Loan Documents; Failure of Security.  If for any reason any Loan Document shall cease to be in full force and effect or any Lien intended to be created thereby shall cease to be or is not valid or perfected; or any Lien in favor of Administrative Agent contemplated by this Agreement or any Loan Document shall, at any time, be invalidated or otherwise cease to be in full force and effect; or any such Lien or any Obligation shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents for any reason, and, in the case of any of the foregoing, such condition or event shall continue for fifteen (15) days after Borrower knew of such condition or event.

(k)

ERISA Liabilities.    Any Termination Event occurs which will or is reasonably likely to subject Borrower to a liability which Administrative Agent reasonably determines will have a Material Adverse Effect, or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and Administrative Agent reasonably determines that the business hardship upon which the Section 412(d) waiver was based will or would reasonably be anticipated to subject Borrower to a liability which Administrative Agent determines will have a Material Adverse Effect. All capitalized terms used in this Section 11.1(k) and not otherwise defined herein shall have the meanings given to them in the Employee Retirement Security Act.

(l)

Environmental Liabilities. Borrower becomes subject to any Liabilities and Costs, which Administrative Agent reasonably deems to have a Material Adverse Effect, arising out of or related to (i) the Release or threatened Release at the Property of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) any violation of any Environmental Laws.

(m)	Solvency; Material Adverse Change. Borrower shall cease to be Solvent, or there shall have occurred any event or circumstance having a Material Adverse Effect.

(n)

Default Under Swap Agreement; Voluntary Termination. Borrower shall default (beyond the expiration of any applicable notice and cure period) under, or voluntarily terminate, any Swap Agreement; provided, a voluntary termination of a Swap Agreement shall not constitute a Default hereunder if (i) Borrower concurrently enters into a replacement Swap Agreement which satisfies the terms and conditions of Section 2.11 or (ii) Borrower is not then obligated to maintain a Swap Agreement in effect pursuant to the terms hereof.

(o)

Obligations of Guarantor. A default by Guarantor beyond any applicable notice and cure period under the Limited Guaranty, executed by Guarantor in favor of Administrative Agent, including, without limitation, the occurrence of a breach of the financial covenants contained therein.

A Default shall be deemed “continuing” until cured or waived in writing in accordance with Section 13.12.

11.2

ACCELERATION UPON DEFAULT; REMEDIES.    Upon the occurrence of any Default specified in this Article 11, Requisite Lenders may, at their sole option, declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable, and upon the occurrence of a Default described in Section 11.1(f) or Section 11.1(g) all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents shall automatically become due and payable. Upon such acceleration, Administrative Agent may, and at Requisite Lender’s direction shall, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in any account pledged by Borrower as collateral for the Loan to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan (if any) shall terminate.

11.3

DISBURSEMENT TO THIRD PARTIES.    Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Administrative Agent may but shall not be obligated to make such payment from the Loan proceeds or other funds of Lenders. If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Administrative Agent, upon written demand, an amount equal to such payment. If such payment is made from funds of Lenders, Borrower shall immediately repay such funds upon written demand of Administrative Agent. In either case, the Default with respect to which any such payment has been made by Administrative Agent or Lenders shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Administrative Agent.

11.4

REPAYMENT OF FUNDS ADVANCED.    Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Administrative Agent upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

11.5

RIGHTS CUMULATIVE, NO WAIVER.    All Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent at any time. Administrative Agent’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lenders under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Administrative Agent to take, or any delay by Administrative Agent in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

11.6

ALLOCATION OF PROCEEDS.    If an Event of Default exists and maturity of any of the Obligations has been accelerated or the Maturity Date has occurred, all payments received by Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)	amounts due to Administrative Agent, and the Lenders in respect of expenses due under Section 9.1 until paid in full, and then Fees;

(b)	amounts due to Administrative Agent and the Lenders in respect of Protective Advances;

(c)

payments of interest (i) on the Loan and (ii) in respect of any Swap Agreement entered into by Borrower and any Lender (each Lender which is a counterparty to such a Swap Agreement, a “Specified Derivatives Provider” and collectively, “Specified Derivatives Providers”) with respect to the Loan (a “Specified Derivatives Contract”), in each case, to be applied for the ratable benefit of the Lenders or the applicable Specified Derivatives Providers, in such order as the Lenders or Specified Derivatives Providers, as the case may be, may determine in their sole discretion;

(d)

payments of principal of the Loan and payments of all other Secured Swap Obligations, to be applied for the ratable benefit of the Lenders or Specified Derivatives Providers, as the case may be, in such order as the Lenders or Specified Derivatives Providers, as the case may be, may determine in their sole discretion;

(e)	amounts due to Administrative Agent and the Lenders pursuant to Sections 12.12 and 13.1;

(f)

payments of all other amounts due under any of the Loan Documents and Specified Derivatives Contracts, if any, to be applied for the ratable benefit of the Lenders and the applicable Specified Derivatives Providers; and

(g)	any amount remaining after application as provided above, shall be paid to Borrower or whomever else may be legally entitled thereto.

ARTICLE 12

THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS

The following provisions of this Article 12 shall govern the relationship of the Administrative Agent and Lenders and Borrower shall have no obligations hereunder:

12.1	APPOINTMENT AND AUTHORIZATION.

(a)

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of the Lenders.

(b)

Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(c)

Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d)

The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article 10. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by Borrower, any Loan Party or any other Affiliate of Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.

(e)

As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law. Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed the Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

12.2	WELLS FARGO AS LENDER. Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Administrative Agent and any affiliate may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding Borrower, other loan parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

12.3	LOAN DISBURSEMENTS.

(a)

On the Effective Date, and following each subsequent request for disbursement from Borrower which request shall be sent by Administrative Agent to each Lender and shall identify the proposed Funding Date, each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent), the amount of such Lender’s Pro Rata Share of the Loan in immediately available funds not later than the times designated in Section 12.3(b). Unless Administrative Agent shall have been notified by any Lender not later than the close of business (San Francisco time) on the Business Day immediately preceding the Effective Date or any subsequent Funding Date in respect of any disbursement that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent may assume that such Lender shall make such amount available to Administrative Agent. If any Lender does not notify Administrative Agent of its intention not to make available its Pro Rata Share of such disbursement as described above, but does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, such Lender shall pay to Administrative Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate. In any case where a Lender does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender’s Pro Rata Share of such disbursement. If Administrative Agent funds to Borrower such Lender’s Pro Rata Share of such disbursement and if such Lender subsequently pays to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Pro Rata Share of such disbursement. Nothing in this Section 12.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.

(b)

Requests by Administrative Agent for funding by Lenders of disbursements will be made by telecopy. Each Lender shall make the amount of its disbursement available to Administrative Agent in Dollars and in immediately available funds, to such bank and account, in Minneapolis, Minnesota (to such bank and account in such other place) as Administrative Agent may designate, not later than 9:00 A.M. (San Francisco time) on the date designated by Administrative Agent with respect to such disbursement, which date shall be not earlier than three (3) Business Days following Lender’s receipt of Administrative Agent’s request.

(c)

Nothing in this Section 12.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of disbursements on the date designated by Administrative Agent, nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any disbursement hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.

12.4	DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS.

(a)

Subject to Section 12.4(b) below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender. Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of the Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.

(b)

Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Protective Advance or prior Loan disbursements which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by Borrower and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of Borrower under this Agreement. The provisions of this Section shall apply and be effective regardless of whether a Default occurs and is then continuing, and notwithstanding (a) any other provision of this Agreement to the contrary, (b) any instruction of Borrower as to its desired application of payments or (c) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. Administrative Agent shall be entitled to (i)

withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate as set forth in the Notes, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.

12.5

PRO RATA TREATMENT.  Except to the extent otherwise provided herein: (a) each borrowing from Lenders shall be made from the Lenders, each payment of the fees shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan by Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by the Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Loan by Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.

12.6

SHARING OF PAYMENTS, ETC.  Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Share in the Loan of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

12.7	COLLATERAL MATTERS; PROTECTIVE ADVANCES.

(a)

Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.

(b)

The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)

Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by Borrower, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)

The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 12.7(d) or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e)

The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by Borrower for, Protective Advances during any one calendar year with respect to the Property up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon the Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to the Property; and (iii) $100,000. Protective Advances in excess of said sum during any calendar year shall require the consent of the Requisite Lenders. Borrower agrees to pay on demand all Protective Advances.

(f)	Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder under the Loan

Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of Requisite Lenders.

12.8

POST-FORECLOSURE PLANS.  If all or any portion of the Collateral is to be acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lenders. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by the Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, the Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders. All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee. In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

12.9

APPROVALS OF LENDERS.  All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

12.10

NOTICE OF DEFAULTS.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless the Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to the Administrative Agent such a “notice of default”. Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

12.11

ADMINISTRATIVE AGENT’S RELIANCE, ETC.  Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of Borrower or other Persons or inspect the property, books or records of Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

12.12

INDEMNIFICATION OF ADMINISTRATIVE AGENT.  Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related

Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Hazardous Materials Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification. The agreements in this Section 12.12 shall survive the payment of the Loan and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement. If Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

12.13

LENDER CREDIT DECISION, ETC.  Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, Borrower, any other Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

12.14

SUCCESSOR ADMINISTRATIVE AGENT.  Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to the Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Potential Default exists, be subject to Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving Borrower and each Lender prior written notice.

12.15

TITLED AGENTS.  Each of the Sole Lead Arranger and Sole Book Runner (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of the Loan, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

12.16

NO SET-OFFS.  Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, regardless of the state in which the property is located, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1	INDEMNITY. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER, THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS

(COLLECTIVELY CALLED THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES (PROVIDED, BORROWER SHALL HAVE NO OBLIGATION TO INDEMNIFY ANY LENDER FOR FEES OR COSTS, INCLUDING ATTORNEYS’ FEES INCURRED BY SUCH LENDER, UNLESS SUCH FEES OR COSTS ARE INCURRED FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT) WHICH ANY INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE MORTGAGE; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT HAVE ANY OBLIGATION TO AN INDEMNITEE HEREUNDER WITH RESPECT TO (A) MATTERS FOR WHICH SUCH INDEMNITEE HAS BEEN COMPENSATED PURSUANT TO OR FOR WHICH AN EXEMPTION IS PROVIDED IN ANY PROVISION OF THIS AGREEMENT, AND (B) INDEMNIFIED MATTERS TO THE EXTENT CAUSED BY OR RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THAT INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. TO THE EXTENT THAT THE UNDERTAKING TO INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THE PRECEDING SENTENCE MAY BE UNENFORCEABLE BECAUSE IT IS VIOLATIVE OF ANY LAW OR PUBLIC POLICY, BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION WHICH IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW, TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED MATTERS INCURRED BY THE INDEMNITEES.

13.2

FORM OF DOCUMENTS.  The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Administrative Agent’s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.

13.3

NO THIRD PARTIES BENEFITED.  No person other than Administrative Agent, Lenders and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.

13.4

NOTICES.  All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, or if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of Borrower or Administrative Agent and Lenders at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Unless otherwise expressly provided herein, notices, financial statements, certificates, and other items to be delivered by Borrower under this Agreement and the other Loan Documents shall be delivered to Administrative Agent in accordance with this Section. Lenders acknowledge that Borrower may rely on communications from the Administrative Agent concerning the Loan without further verification or approval directly from any Lender.

13.5

ATTORNEY-IN-FACT.  Borrower hereby irrevocably appoints and authorizes Administrative Agent, as Borrower’s attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Administrative Agent’s or Borrower’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lenders’ interest under any of the Loan Documents or Other Related Documents.

13.6

ACTIONS.  Borrower agrees that Administrative Agent or any Lender, in exercising the rights, duties or liabilities of Administrative Agent, Lenders or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Loan Documents or the Other Related Documents and Borrower shall immediately reimburse Administrative Agent (or, following the occurrence and during the continuance of a Default, such Lender) upon demand for all such expenses so incurred or paid by Administrative Agent (or such Lender, as applicable) including, without limitation, attorneys’ fees and expenses and court costs.

13.7

RIGHT OF CONTEST.  Borrower may contest in good faith any claim, demand, levy or assessment (other than Liens and stop notices) by any person other than Administrative Agent or Lenders which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Administrative Agent determines is not prejudicial to Administrative Agent or any Lender, and does not impair the rights of Administrative Agent or any Lender under any of the Loan Documents or Other Related Documents; and (b) Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful. Borrower’s compliance with this Section 13.7 shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

13.8

RELATIONSHIP OF PARTIES.  The relationship of Borrower, Administrative Agent and Lenders under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertake nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.

13.9

DELAY OUTSIDE LENDER’S CONTROL.  No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.

13.10

ATTORNEY’S FEES AND EXPENSES.  If any attorney is engaged by Administrative Agent or, following the occurrence and during the continuance of a Default, any Lender, to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower, then

Borrower shall immediately pay to Administrative Agent or such Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Administrative Agent or such Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan.

13.11

IMMEDIATELY AVAILABLE FUNDS.    Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower under the Loan Documents shall be payable only in United States Dollars, immediately available funds.

13.12	AMENDMENTS AND WAIVERS.

(a)

Generally.  Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document (other than any fee letter solely between Borrower and the Administrative Agent) may be amended, (iii) the performance or observance by Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document (other than any fee letter solely between Borrower and the Administrative Agent) may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence, the Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.7(c), up to a maximum of three (3) times per calendar year.

(b)

Unanimous Consent.  Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Administrative Agent at the written direction of the Lenders), do any of the following:

(i)	increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 13.13) or subject the Lenders to any additional obligations;

(ii)	reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loan;

(iii)	reduce the amount of any fees payable to the Lenders hereunder;

(iv)

postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor;

(v)	change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 13.13);

(vi)	amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii)

modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)	release any Guarantor from its obligations under its guaranty except as expressly permitted in its guaranty;

(ix)	waive a Default under Section 11.1(a);

(x)	release or dispose of any Collateral, unless released or disposed of as permitted by, and in accordance with, Section 12.7; or

(xi)	amend or waive Borrower’s obligation to repay any outstanding portion of the Loan in excess of the Aggregate Commitment, as provided in Section 2.1(b).

(c)

Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent, unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.

13.13	SUCCESSORS AND ASSIGNS.

(a)

Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b)

Participations.  Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender (other than as expressly contemplated by Section 2.6), (iii) reduce the rate at which interest is payable thereon, or (iv) release all or substantially all of the Collateral, unless replacement collateral is provided. An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b)

(c)

Assignments.  Any Lender may with the prior written consent of the Administrative Agent and Borrower (which consent, in each case, shall not be unreasonably withheld; it being understood and agreed that it would be reasonable for Borrower to withhold its consent if as a result of such assignment Borrower reasonably believes that it is likely it will be required to makes additional payments with respect to Indemnified Taxes as provided in Section 3.8 above) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by Borrower shall be required (x) if a Default or Potential Default shall exist or (y) in the case of an assignment to another Lender or an affiliate of another Lender; provided, however, that, notwithstanding anything in this Agreement to the contrary, so long as a Default does not then exist, Borrower shall have the right to disapprove any voluntary assignment of the Loan by Administrative Agent or a Lender, unless Administrative Agent or such Lender (as applicable) (A) acknowledges in writing that such assignment shall not constitute an “Additional Termination Event” under any Swap Agreement provided by such Person, if any, and (B) waives any right it may have to terminate such Swap Agreement due to such assignment, if any; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Unless Borrower gives written notice to Lender that it objects to the proposed assignment (together with a written explanation of the reasons behind such objection) within ten (10) days following receipt of Lender’s written request for approval of the proposed assignment, Borrower shall be deemed to have approved such assignment Upon execution and delivery of an Assignment and Assumption Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and Borrower shall make appropriate arrangement so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500. Anything in this Section 13.13(c) to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower, or any of its respective Affiliates or subsidiaries.

(d)

Borrower Cooperation.  In the event of any such sale, assignment or participation, a Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. Borrower will use reasonable efforts to cooperate with Lender in connection with the assignment of interests under this Agreement or the sale of participations herein, and, upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation, including separate Notes, so long as (i) Borrower’s obligations are not increased thereunder in any material respect and (ii) Borrower incurs no additional costs or additional liabilities in connection therewith.

(e)

Tax Withholding.  At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, shall furnish the Administrative Agent and Borrower with a properly completed executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN

and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder. At all times each Lender shall own or beneficially own a Note, such Lender shall (i) promptly provide to the Administrative Agent and Borrower a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Lender, and (ii) comply at all times with all applicable United States laws and regulations, including all provisions of any applicable tax treaty, with regard to any withholding tax exemption claimed with respect to any payments on the Loan. If any Lender cannot deliver such form, then Borrower may withhold from payments due under the Loan Documents such amounts as Borrower is able to determine from accurate information provided by such Lender are required by the Internal Revenue Code.

(f)

Federal Reserve Bank Assignments.  In addition to the assignments and participations permitted under the foregoing provisions of this Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.

(g)

Information to Assignee, Etc.  A Lender may furnish any information concerning Borrower, any subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants). In connection with such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

(h)

USA Patriot Act Notice; Compliance.  In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

(i)

Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

13.14	ADDITIONAL COSTS; CAPITAL ADEQUACY.

(a)

Capital Adequacy.  If any Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining its portion of the Loan below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.

(b)

Additional Costs.  In addition to, and not in limitation of the immediately preceding clause (a), Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its calculation of Effective Rates hereunder with reference to the LIBO Rate or its obligation to calculate Effective Rates hereunder with reference to the LIBO Rate, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents as a result of the Effective Rates under this Agreement being calculated with reference to the LIBO Rate or such obligation or the maintenance by such Lender of capital in respect of its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of amounts outstanding hereunder which are accruing interest at an Effective Rate calculated with reference to the LIBO Rate or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any loans made upon which interest is calculated with reference to the LIBO Rate by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which Effective Rates calculated with reference to the LIBO Rate are determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c)

Lender’s Suspension Of Libor Loans; Unavailability of LIBO Rate.  Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which Effective Rates are calculated with reference to the LIBO Rate as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes interest rates calculated with reference to the LIBO Rate or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or continue advances on which interest is calculated with reference to the LIBO Rate shall be suspended until such Regulatory Change ceases to be in effect, in which case interest shall be calculated based on the Federal Funds Rate plus the Spread until such Lender gives notice to Borrower (with a copy to Administrative Agent) that such Regulatory Change ceases to be in effect.

(d)

Notification And Determination Of Additional Costs.  Each of Administrative Agent, each Lender and each Participant, as the case may be, agrees to notify Borrower of any event occurring after the Effective Date entitling Administrative Agent, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of Administrative Agent, any Lender or any Participant to give such notice shall not release Borrower from any of its obligations hereunder. Administrative Agent, each Lender and each Participant, as the case may be, agrees to furnish to Borrower (and in the case of a Lender or a Participant to Administrative Agent as well) Borrower a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by Administrative Agent, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

13.15

LENDER’S AGENTS.  Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.

13.16

TAX SERVICE.  Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Administrative Agent.

13.17

WAIVER OF RIGHT TO TRIAL BY JURY.  TO THE EXTENT PERMITTED BY THEN APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

13.18

SEVERABILITY. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

13.19	TIME. Time is of the essence of each and every term of this Agreement.

13.20

HEADINGS.  All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

13.21

GOVERNING LAW.  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents and Other Related Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

13.22	USA PATRIOT ACT NOTICE; COMPLIANCE.

(a)

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender (for itself and/or as Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

(b)

In order for the Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

13.23

ELECTRONIC DOCUMENT DELIVERIES.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article 12 and (B) a Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent or Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance, Borrower shall be required to provide paper copies of the certificates required by Section 10.1(c) and Exhibit H to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for the certificates required by Section 10.1(c) and Exhibit H, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

13.24

INTEGRATION; INTERPRETATION.  The Loan Documents and Other Related Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents and Other Related Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent in writing.

13.25

JOINT AND SEVERAL LIABILITY.  The liability of all persons and entities obligated in any manner under this Agreement, any of the Loan Documents or Other Related Documents, other than Administrative Agent and/or Lenders, shall be joint and several.

13.26

COUNTERPARTS.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

13.27

LIMITATION ON PERSONAL LIABILITY OF SHAREHOLDERS, PARTNERS AND MEMBERS.  Notwithstanding anything to the contrary contained in any Loan Document, none of the constituent shareholders, partners or members (direct or indirect) in Borrower shall have any liability whatsoever for the payment or performance of any of the Obligations. Without limiting in any manner the generality of the foregoing, Administrative Agent shall have no right to recover from any constituent shareholder, partner or member (direct or indirect) in Borrower any Distribution from Borrower; provided, however, that nothing in this Section 13.27 is intended, or shall be deemed, to constitute a waiver of any rights Administrative Agent may have under the United States Bankruptcy Code or other applicable law with respect to fraudulent transfers or conveyances.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have executed and delivered this Agreement as of the date appearing on the first page of this Agreement.

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Bryan Stevens
Name:	Bryan Stevens
Its:	Senior Vice President

Administrative Agent’s Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Real Estate Group

Orange County

2030 Main Street, Suite 800

Irvine, CA 92614

Attn: Bryan Stevens

Tel: 949.251.4125

Fax: 949.851.9728

With a copy to:

WELLS FARGO BANK, NATIONAL ASSOCIATION

CRE Loan Services

333 South Grand Avenue, 9th Floor

Los Angeles, CA 90071

Attn:     Rita M. Swayne

             Shared Credit Manager

Tel: 213.253-6021

Fax: 866.600.0942

[Signatures Continue on Next Page]

“LENDERS”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Bryan Stevens
Name:	Bryan Stevens
Its:	Senior Vice President

Lender’s Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Real Estate Group

Orange County

2030 Main Street, Suite 800

Irvine, CA 92614

Attn: Bryan Stevens

Tel: 949.251.4125

Fax: 949.851.9728

With a copy to:

WELLS FARGO BANK, NATIONAL ASSOCIATION

CRE Loan Services

333 South Grand Avenue, 9th Floor

Los Angeles, CA 90071

Attn:     Rita M. Swayne

             Shared Credit Manager

Tel: 213.253-6021

Fax: 866.600.0942

[Signatures Continue on Next Page]

“BORROWER”

KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XI, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.,
Charles J. Schreiber, Jr.,
Chief Executive Officer

Borrower’s Address:

	Accounting Matters:	Property Matters:

	KBSIII 500 West Madison, LLC	c/o KBS Capital Advisors LLC
	c/o KBS Capital Advisors LLC	620 Newport Center Drive, Suite 1300
	620 Newport Center Drive, Suite 1300	Newport Beach, CA 92660
	Newport Beach, CA 92660	Attn:	Brett Merz, VP, Asset
Attn:	Todd Smith, VP Controller,		Management
	Corporate	Fax Number: (949) 417-6518
Fax Number: (949) 417-6520

Schedule 1.1 – Pro Rata Shares

Schedule 1.1 to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

Lender	Commitment	Pro Rata Share

WELLS FARGO BANK, NATIONAL ASSOCIATION	$255,000,000	100%

TOTALS	$255,000,000	100%

Schedule 1.1

Schedule 6.3 – Ownership of Borrower

Schedule 6.3 to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

[See attached]

Schedule 6.3

KBSIII 500 WEST MADISON, LLC OWNERSHIP STRUCTURE

Schedule 6.11 – Litigation Disclosure

Schedule 6.11 to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

None.

Schedule 6.11

Schedule 6.24 – Property Management Agreements

Schedule 6.24 to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

None.

Schedule 6.24

Schedule 7.1 – Environmental Reports

Schedule 7.1 to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

1.	Phase I Environmental Site Assessment, prepared by ENVIRON International Corporation, dated October 2013.

Schedule 7.1

EXHIBIT A – DESCRIPTION OF THE PROPERTY

Exhibit A to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

All that certain real property located in the County of Cook, State of Illinois, described as follows:

Parcel 1:

The South 275.06 feet (measured perpendicularly) of the following described property, all taken as a tract: Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened), in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of The Third Principal Meridian, in Cook County, Illinois.

Parcel 2A:

That part of the following described property, all taken as a tract, lying below a horizontal plane having an elevation of +23.00 feet Chicago City Datum and lying North of the South 275.06 feet (measured perpendicularly) of said tract:

Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened), in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of The Third Principal Meridian, in Cook County, Illinois.

Parcel 2B:

Easement for the benefit of Parcels 1, 2A and 2C, as created by the Declaration of Easements, Covenants, Conditions and Restrictions made by Chicago and Northwestern Transportation Company, a Delaware Corporation, and Chicago Title and Trust Company, as trustee under trust agreement dated March 31, 1982 and known as Trust Number 1079000, dated March 31, 1982 and recorded September 7, 1984 as Document 27245590, over the following described property:

That part of the following described property, all taken as a tract, lying above a horizontal plane having an elevation of +23.00 feet Chicago City Datum, lying below a horizontal plane having an elevation of +59.63 feet Chicago City Datum, and lying North of the South 275.06 feet (measured perpendicularly) of said tract:

Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened), in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois, for the construction, maintenance, use, repair, replacement, renovation, reconstruction and improvement with caissons, support posts, arches, columns or other support devices; and for the installation and maintenance of utility lines.

Parcel 2C:

That part of the following described property, all taken as a tract, lying above a horizontal plane having an elevation of +59.63 feet Chicago City datum and lying North of the South 275.06 feet (measured perpendicularly) of said tract:

Block 50 and the vacated 18 foot alley in said Block 50 (except that part of Block 50 and the vacated alley therein, lying in Madison Street as widened), in the Original Town of Chicago in the Southwest 1/4 of Section 9, Township 39 North, Range 14 East of the Third Principal Meridian, in Cook County, Illinois.

Address of Property: 500 West Madison Street, Chicago, Illinois

EXHIBIT A

Tax Parcel Numbers:

17-09-342-002-0000 (affects Parcel 1)

17-09-342-004-0000 (affects Parcel 2A)

17-09-342-005-0000 (affects Parcel 2C)

EXHIBIT A

EXHIBIT B - DOCUMENTS

Exhibit B to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

1.            Loan Documents.  The documents listed below, numbered 1.1 through 1.7, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Administrative Agent, together with any documents executed in the future that are approved by Administrative Agent and that recite that they are “Loan Documents” for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1	This Agreement.

1.2	The Secured Promissory Note, dated the date hereof.

1.3	Hazardous Materials Indemnity executed by Borrower dated the date hereof.

1.4	Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed by Borrower in favor of Administrative Agent, for the benefit of Lenders.

1.5	Disbursement Instruction Agreement, executed by Borrower, dated the date hereof.

1.6	Fee Letter, executed by Administrative Agent, Borrower and Wells Fargo Securities, LLC, dated November 13, 2013.

1.7	Supplemental Fee Letter, executed by Administrative Agent and Borrower, dated the date hereof.

2.            Other Related Documents.

2.1	Limited Guaranty, executed by KBS REIT Properties III, LLC, a Delaware limited liability company, dated December 16, 2013.

2.2	Legal opinion issued by Greenberg Traurig, LLP (California Office) ( to Administrative Agent, for the benefit of Lenders, dated December 16, 2013

2.3	Legal opinion issued by Greenberg Traurig, LLP (Illinois Office), to Administrative Agent, for the benefit of Lenders, dated December 16, 2013

EXHIBIT B

EXHIBIT C – FORM OF SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Exhibit C to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Real Estate Group (AU #2955)

2030 Main Street, Suite 800

Irvine, CA 92614

Attn: Jeri Gehrer

Loan No. 1010977

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Mortgage)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made                                  by and between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company (“Owner”),                                               (“Lessee”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and certain additional lenders (“Administrative Agent”).

R E C I T A L S

A.

Pursuant to the terms and provisions of a lease dated                                  (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.

Owner has executed, or proposes to execute, a                                          (the “Mortgage”) securing, among other things, promissory notes (as the same may be amended, restated or replaced from time to time, the “Note”) in the aggregate principal sum of $255,000,000, which Note is payable with interest and upon the terms and conditions described therein (“Loan”).

C.

As a condition to making the Loan secured by the Mortgage, Administrative Agent requires that the Mortgage be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and that the Lessee specifically and unconditionally subordinates the Lease to the lien of the Mortgage.

D.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Administrative Agent.

NOW THEREFORE, for valuable consideration and to induce Administrative Agent to make the Loan, Owner and Lessee hereby agree for the benefit of Administrative Agent as follows:

1.	SUBORDINATION. Owner and Lessee hereby agree that:

EXHIBIT C - Page 1

1.1

Prior Lien.  The Mortgage securing the Note in favor of Administrative Agent, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Administrative Agent would not make the Loan without this agreement to subordinate; and

1.3

Whole Agreement.  This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Mortgage and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4

Use of Proceeds.  Administrative Agent, in making disbursements pursuant to the Note, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Administrative Agent represented that it will, see to the application of such proceeds by the person or persons to whom Administrative Agent disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5

Waiver, Relinquishment and Subordination.  Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Mortgage and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Administrative Agent and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender.

3.	ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Administrative Agent is the beneficiary under the Mortgage:

3.1

Modification, Termination and Cancellation.  Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without giving Administrative Agent prior written notice thereof and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without giving Administrative Agent prior written notice thereof;

3.2

Notice of Default.  Lessee will notify Administrative Agent in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Administrative Agent has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Administrative Agent, if Administrative Agent cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor; provided, however, that if such default cannot with diligence be cured by Administrative Agent within such fifteen (15) day period, the commencement of action by Administrative Agent within such fifteen (15)

EXHIBIT C - Page 2

day period to remedy the same shall be deemed sufficient so long as Administrative Agent pursues such cure with diligence;

3.3	No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

3.4

Assignment of Rents.  Upon receipt by Lessee of written notice from Administrative Agent that Administrative Agent has elected to terminate the license granted to Lessor to collect rents, as provided in the Mortgage, and directing the payment of rents by Lessee to Administrative Agent, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Mortgage.

4.

ATTORNMENT.  In the event of a foreclosure under the Mortgage, Lessee agrees for the benefit of Administrative Agent (including for this purpose any transferee of Administrative Agent or any transferee of Lessor’s title in and to the Property by Administrative Agent’s exercise of the remedy of sale by foreclosure under the Mortgage) as follows:

4.1	Payment of Rent. Lessee shall pay to Administrative Agent all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

4.2

Continuation of Performance.  Lessee shall be bound to Administrative Agent in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Administrative Agent as its landlord, such attornment to be effective and self operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

4.3

No Offset.  Administrative Agent shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Administrative Agent; and

4.4

Subsequent Transfer.  If Administrative Agent, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Administrative Agent, all of such obligations shall terminate as to Administrative Agent.

5.

NON-DISTURBANCE.  In the event of a foreclosure under the Mortgage, so long as there shall then exist no breach, default, or event of default on the part of Lessee under the Lease, Administrative Agent agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Administrative Agent shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Administrative Agent agree that the following provisions of the Lease (if any) shall not be binding on Administrative Agent: any option to purchase with respect to the Property; any right of first refusal with respect to the Property; any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Mortgage.

EXHIBIT C - Page 3

6.	MISCELLANEOUS.

6.1	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

6.2

Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Administrative Agent appearing below:

“OWNER”	“ADMINISTRATIVE AGENT”

KBSIII 500 WEST MADISON, LLC	WELLS FARGO BANK, NATIONAL
ASSOCIATION
Real Estate Group (AU #2955)
2030 Main Street, Suite 800
Attention:	Irvine, CA 92614
Tel:	Attn: Cole Zehnder
Fax:	Loan No. 1010977

With a copy to:
Greenberg Traurig LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
Attention: L. Bruce Fischer, Esq.
Tel: (949) 732-6670
Fax: (949) 732-6501
“LESSEE”

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

6.3

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

6.4

Remedies Cumulative. All rights of Administrative Agent herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Administrative Agent and Lessor or others; and

6.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

7.	INCORPORATION. Exhibit A attached hereto and incorporated herein by this reference.

(SIGNATURES ON FOLLOWING PAGE)

EXHIBIT C - Page 4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:

THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”

KBSIII 500 WEST MADISON, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XI, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

By:
Charles J. Schreiber, Jr.,
Chief Executive Officer

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Its:

“LESSEE”

By:
Its:

EXHIBIT C - Page 5

LEASE GUARANTOR’S CONSENT

The undersigned (“Lease Guarantor”) consents to the foregoing Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement and the transactions contemplated thereby and reaffirms its obligations under the lease guaranty (“Lease Guaranty”) dated                             . Lease Guarantor further reaffirms that its obligations under the Lease Guaranty are separate and distinct from Lessee’s obligations.

AGREED:

Dated as of: , 20		“LEASE GUARANTOR”

By:

Its:

EXHIBIT C - Page 6

EXHIBIT A

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of                                     , executed by                                     , as “Owner”,                                     , as “Lessee”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”.

EXHIBIT C - Page 7

EXHIBIT D – FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

Exhibit D to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated as of                      ,       , between                              (“Assignor”) and                                  (“Assignee”).

RECITALS:

A.            Assignor is a Lender under the Loan Agreement dated as of December 16, 2013 (as from time to time amended, supplemented or restated, the “Loan Agreement”), by and among KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, the persons named therein as Lenders and such other Persons as may become Lenders in accordance with the terms of the Loan Agreement, and Wells Fargo Bank, National Association, as Administrative Agent (“Administrative Agent”). (Capitalized terms used in this Agreement without definition have the same meanings as in the Loan Agreement.)

B.            Currently, Assignor’s Percentage Share of the Loan is equal to                     % and Assignee’s Percentage Share of the Loan is equal to                     %.

C.            Assignor desires to assign to Assignee, and Assignee desires to accept and assume, [all/a portion of] the rights and obligations of Assignor under the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.	Assignment.

(a)          Effective on the Assignment Effective Date (as defined in Section 3 below), Assignor hereby assigns to Assignee the Assigned Share (as defined below) of [all/a portion of] of Assignor’s rights, title, interest and obligations under the Loan Agreement and other Loan Documents, including without limitation those relating to Assignor’s Pro Rata Share of the Loan. The Assigned Share of all such rights, title, interest and obligations is referred to collectively as the “Assigned Rights and Obligations”.

(b)          The “Assigned Share” means the portion of Assignor’s Percentage Share in the Loan being assigned hereby, such portion being equal to                 % of the Loan (or $                     of Commitment). The new Percentage Share of Loan being held by Assignee (after giving effect to the assignment hereunder), and the Percentage Share in the Loan retained by Assignor, shall be as specified on the signature pages of this Agreement.

2.            Assumption. Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor, the Assigned Rights and Obligations.

3.             Effectiveness. This Agreement shall become effective on a date (the “Assignment Effective Date”) selected by Assignor, which shall be on or as soon as practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Agent and Borrower. Assignor shall promptly notify Assignee, Administrative Agent and Borrower in writing of the Assignment Effective Date.

4.             Payments on Assignment Effective Date. In consideration of the assignment by Assignor to Assignee, and the assumption by Assignee, of the Assigned Rights and Obligations, on the Assignment Effective Date Assignee shall pay to Assignor such amounts as are specified in any written

EXHIBIT D - Page 1

agreement or exchange of letters between them and additionally shall pay to Administrative Agent a assignment processing fee of $4,500.

5.	Allocation and Payment of Interest and Fees.

(a)          Administrative Agent shall pay to Assignee all interest and other amounts (including Fees, except as otherwise provided in the written agreement referred to in Section 4 above) not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations (“Borrower Amounts”), that accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

(b)          Administrative Agent shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date (or otherwise pursuant to the written agreement referred to in Section 4 above) when and as the same are paid by Administrative Agent to the other Lenders. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay such amounts to Assignor.

(c)          Unless specifically assumed by Assignee, Assignor shall be responsible and liable for all reimbursable liabilities and costs and indemnification obligations which accrue under Section 12.12 of the Loan Agreement prior to the Assignment Effective Date, and such liability shall survive the Assignment Effective Date.

6.            Administrative Agent Liability. Administrative Agent shall not be liable for any allocation or payment to either Assignor or Assignee subsequently determined to be erroneous, unless resulting from Administrative Agent’s willful misconduct or gross negligence.

7.	Representations and Warranties.

(a)          Each of Assignor and Assignee represents and warrants to the other and to Administrative Agent as follows:

(i)          It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

(ii)          The making and performance of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation applicable to it;

(iii)          This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and

(iv)          All approvals, authorizations or other actions by, or filings with, any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

(b)          Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations free and clear of any Lien or other encumbrance.

(c)          Assignee represents and warrants to Assignor as follows:

(i)          Assignee is and shall continue to be an “Eligible Assignee” as defined in the Loan Agreement;

EXHIBIT D - Page 2

(ii)        Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower and any other Loan Party; and

(iii)        Assignee has received copies of the Loan Documents and such other documents, financial statements and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

8.            No Assignor Responsibility. Assignor makes no representation or warranty regarding, and assumes no responsibility to Assignee for:

(a)          the execution (by any party other than Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents or any representations, warranties, recitals or statements made in the Loan Documents or in any financial or other written or oral statement, instrument, report, certificate or any other document made or furnished or made available by Assignor to Assignee or by or on behalf of any Loan Party to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

(b)          the performance or observance of any of the terms, covenants or agreements contained in any of the Loan Documents or as to the existence or possible existence of any Default or Potential Default under the Loan Documents; or

(c)          the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of any Loan Party.

Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of any of the Loan Parties, in connection with the assignment of the Assigned Rights and Obligations or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the date hereof or at any time or times thereafter.

9.            Assignee Bound by Loan Agreement. Effective on the Assignment Effective Date, Assignee (a) shall be deemed to be a party to the Loan Agreement and as such, shall be directly liable to Borrower for any failure by Assignee to comply with Assignee’s assumed obligations thereunder, including, without limitation, Assignee’s obligation to fund its Pro Rata Share of the Loan in accordance with provisions of the Loan Agreement, (b) agrees to be bound by the Loan Agreement to the same extent as it would have been if it had been an original Lender thereunder, (c) agrees to perform in accordance with their respective terms all of the obligations which are required under the Loan Documents to be performed by it as a Lender, and (d) agrees to maintain its status as an Eligible Assignee. Assignee appoints and authorizes Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

10.            Assignor Released From Loan Agreement. Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Agreement and the other Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date, and, to the extent not assumed by Assignee, Assignor shall continue to be responsible for the liabilities and obligations described in Section 5(c) of this Agreement.

11.            New Notes. On or promptly after the Assignment Effective Date, Borrower, Administrative Agent, Assignor and Assignee shall make appropriate arrangements so that new Notes executed by Borrower, dated the Assignment Effective Date and in the amount of the respective Pro Rata Shares of Assignor and Assignee in the original Loan amount, after giving effect to this Agreement, are issued to Assignor and Assignee, in exchange for the surrender by Assignor and Assignee to Borrower of any applicable outstanding Notes, marked “Exchanged”.

EXHIBIT D - Page 3

12.	General.

(a)          No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

(b)          This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

(c)          If Assignor has not assigned its entire remaining Pro Rata Share of the Loan to Assignee, Assignor may at any time and from time to time grant to others, subject to applicable provisions in the Loan Agreement, assignments of or participation in all of Assignor’s remaining Pro Rata Share of the Loan.

(d)          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other and Administrative Agent. The preceding sentence shall not limit the right of Assignee to grant to others a participation in all or part of the Assigned Rights and Obligations subject to the terms of the Loan Agreement.

(e)          All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in United States dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Loan Agreement shall be as specified on the signature pages of this Agreement.

(f)          If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

(g)          Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

(h)          This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(i)          Foreign Withholding. On or before the Assignment Effective Date, Assignee shall comply with the provisions of Section 13.13(e) of the Loan Agreement.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

EXHIBIT D - Page 4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

By:
Name:
Its:

Pro Rata Share:	%
Share of Original Loan: $

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No.:
Attn:
Telephone:
Facsimile:

ASSIGNEE:

By:
Name:
Its:

Pro Rata Share:	%
Share of Original Loan: $

Payment Instruction:

ABA No.:
Account No.:
Reference:
Loan No.:
Attn:
Telephone:
Facsimile:

EXHIBIT D - Page 5

ACKNOWLEDGED AND AGREED. Borrower is executing below solely for the purpose of acknowledging receipt of the Agreement to which this acknowledgement is attached, and by executing below, Borrower shall not incur any additional obligations or additional liabilities, except as contemplated by the Loan Documents.

BORROWER:

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Its:

EXHIBIT D - Page 6

EXHIBIT E - FORM OF NOTE

Exhibit E to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

SECURED PROMISSORY NOTE

$	, 20

FOR VALUE RECEIVED, KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company (“Borrower”), HEREBY PROMISE TO PAY to the order of                                          (“Lender”) the principal sum of                                  Dollars ($                ), or if less, the aggregate unpaid principal amount of all disbursements disbursed by Lender pursuant to the requirements set forth in the Loan Agreement dated as of December 16, 2013 (as amended, supplemented or restated from time to time the “Loan Agreement”), among Borrower, Lender, certain other Lenders named therein or made parties thereto and Wells Fargo Bank, National Association, as Administrative Agent, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with Section 2.7 of the Loan Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Note from time to time, but no advances or payments under this Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Note as to future advances hereunder.

This Note is one of the Notes referred to in and governed by the Loan Agreement, which Loan Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events. Capitalized terms used in this Note without definition have the same meanings as in the Loan Agreement.

The principal amount of this Note, unless accelerated in accordance with Loan Agreement as described below, if not sooner paid, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Loan Agreement, on the Maturity Date.

This Note is secured by, among other things, the Mortgage referred to in the Loan Agreement.

Interest on the Loan is payable in arrears on the first Business Day of each month during the term of the Loan Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Loan Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Loan Agreement, as set forth more fully in the Loan Agreement.

All payments of any amount becoming due under this Note shall be made in the manner provided in the Loan Agreement, in Dollars.

Upon and after the occurrence of a Default, unless such Default is waived as provided in the Loan Agreement, this Note may, at the option of Requisite Lenders and without further demand, notice or legal process of any kind, be declared by Administrative Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Defaults, this Note shall, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

Demand, presentment, protest and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower. Subject to the terms of the Loan Agreement, Lender may extend the time of payment of this Note, postpone the enforcement hereof, grant any indulgences, release any party primarily or secondarily

EXHIBIT E - Page 1

liable hereon or agree to any subordination of Borrower’s obligations hereunder without affecting or diminishing Lender’s right of recourse against Borrower, which right is hereby expressly reserved.

This Note has been delivered and accepted at                         . This Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of California.

All notices or other communications required or permitted to be given pursuant to this Note shall be given to Borrower or Lender at the address and in the manner provided for in the Loan Agreement.

In no contingency or event whatsoever shall interest charged in respect of the Loan evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall, at Lender’s election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance hereof. This provision shall control over every other provision of all agreements between Borrower and Lender.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

The limitations on personal liability of the shareholders, partners and members of Borrower contained in Section 13.27 of the Loan Agreement shall apply to this Note.

This Note is issued in replacement of a Note dated                      in the amount of $                            , previously issued by Borrower to                      pursuant to the Loan Agreement and shall evidence a Loan made by                          that is outstanding as of the date hereof, together with accrued and unpaid interest thereon and other amounts payable with respect thereto, as well as future advances hereunder.

EXHIBIT E - Page 2

EXHIBIT F – INTENTIONALLY OMITTED

EXHIBIT F

EXHIBIT G – TRANSFER AUTHORIZER

Exhibit G to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

DISBURSEMENT INSTRUCTION AGREEMENT

Borrower:   KBSIII 500 WEST MADISON, LLC

Administrative Agent:   Wells Fargo Bank, National Association

Loan:   Loan number 1010977 made pursuant to that certain “Loan Agreement” dated as of December [    ], 2013 between Borrower, Administrative Agent, Wells Fargo Securities, LLC and Lenders, as amended from time to time

Effective Date:   December 16, 2013

Check applicable box:

☐	New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.
☐	Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement. All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;
(2)	to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and
(3)	to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication, or telephonic request pursuant to 2.5(b) [reference to swingline section] of the Credit Agreement (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

EXHIBIT F - Page 2

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers:  Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers:  Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Exhibit. All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

Direct Deposit:  Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

EXHIBIT F - Page 3

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers:  Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers:  Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party. Each Receiving Party included in any such Disbursement Request must be listed below. Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account. Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

EXHIBIT G

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

KBSIII 500 WEST MADISON, LLC,

a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XI, LLC,
a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation, its general partner

By:
Charles J. Schreiber, Jr.,
Chief Executive Officer

EXHIBIT G

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions. The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.

“Receiving Bank” means the financial institution where a Receiving Party maintains its account.

“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.

“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive Disbursement Requests in writing. Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests. Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable. Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made. Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent , Issuing Bank, Swingline Lender and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, Issuing Bank, Swingline Lender or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, Issuing Banks’s, Swingline Lender’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, Issuing Bank, Swingline Lender any Lender or Borrower knew or should have known the likelihood of these damages in any situation. Neither Administrative Agent, Issuing Bank, Swingline Lender nor any Lender makes any representations or warranties other than those expressly made in this Agreement. IN NO EVENT WILL ADMINISTRATIVE AGENT, ISSUING BANK, SWINGLINE LENDER OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower. Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower. Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request. Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative. If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

EXHIBIT G

CLOSING EXHIBIT

WIRE INSTRUCTIONS

(WIRE INSTRUCTIONS MUST BE ATTACHED)

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

EXHIBIT G

SUBSEQUENT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

(WIRE INSTRUCTIONS MUST BE ATTACHED)

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

EXHIBIT G

Exhibit H - FORM OF BORROWER’S CERTIFICATE

Exhibit H to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

$255,000,000 Credit Facility Covenant Calculations

XX/XX/XXXX

DOC. REF.	ACTUAL	REQUIRED	COMPLY	BACKUP

Sec. 9.13 Clauses (ii) and (v)

	$	<$1,000,000		Sch. A

Certified By:
[ ]

Date: , 20

EXHIBIT H - Page 1

Borrower hereby certifies that it is             OR is not              in compliance with the covenant contained in Section 9.13 of the Loan Agreement.

EXHIBIT H - Page 2

Schedule A - Detail of Certain Indebtedness

	Amount	Comments
Operating and Equipment Lease Expense	$ -

Other Trade Payables (other than non-delinquent real estate taxes) that have been delinquent for more than 30 days	$ -

Total	$ -

EXHIBIT H - Page 3

Exhibit I – LOAN CONSTANT CERTIFICATE

Exhibit I to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

$255,000,000 Credit Facility Covenant Calculations

XX/XX/XXXX

Loan Constant (per Section 8.1, with respect to the semi-annual period ending , 20 )	Sch A

Certified By:

[ ]

Date: , 20

Borrower hereby certifies that it is              OR is not              in compliance with the Loan Constant requirement (with respect to the semi-annual period ending                     , 20    ) contained in Section 8.1 of the Loan Agreement.

EXHIBIT I - Page 1

Schedule A - Detail of Loan Constant

	Amount	Comments
Net Operating Income	$ -

Outstanding Loan Balance	$ -

Loan Constant	-

EXHIBIT I - Page 2

Exhibit J – US TAX COMPLIANCE CERTIFICATES

Exhibit J to LOAN AGREEMENT between KBSIII 500 WEST MADISON, LLC, a Delaware limited liability company, as “Borrower”, WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Administrative Agent”, and various Lenders, dated as of December 16, 2013.

EXHIBIT J-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [        ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent in writing, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT J - Page 1

EXHIBIT J-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [        ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                          , 20[    ]

EXHIBIT J - Page 2

EXHIBIT J-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [        ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                          , 20[    ]

EXHIBIT J - Page 3

EXHIBIT J-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [        ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent in writing, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                          , 20[    ]

EXHIBIT J - Page 4